TRISM, INC., as Issuer

                                       AND

                                 THE GUARANTORS

                                       AND

                        ____________________, as Trustee



                                    INDENTURE

                           Dated as of _________, 1999

                              ---------------------

                                   $30,000,000

                     12% Senior Subordinated Notes Due 2004

                              CROSS-REFERENCE TABLE

TIA Section                                                   Indenture Section

310 (a) (1)................................................................7.10
(a) (2)....................................................................7.10
(a) (3)....................................................................N.A.
(a) (4)....................................................................N.A.
(a) (5)....................................................................7.10
(b)...........................................................7.08; 7.10; 13.02
(c)........................................................................N.A.
311 (a)....................................................................7.11
(b)........................................................................7.11
(c)........................................................................N.A.
312 (a)....................................................................2.05
(b).......................................................................13.03
(c).......................................................................13.03
313 (a)....................................................................7.06
(b) (1)....................................................................N.A.
(b) (2)..............................................................7.06; 7.07
(c).................................................................7.06; 13.02
(d)........................................................................7.06
314 (a).......................................................4.08; 4.10; 13.02
(b)........................................................................N/A
(c) (1).............................................................7.02; 13.04
(c) (2).............................................................7.02; 13.04
(c) (3)....................................................................N.A.
(d)........................................................................N.A.
(e).......................................................................13.05
(f)........................................................................N.A.
315 (a).................................................................7.01(b)
(b)........................................................................7.05
(c).....................................................................7.01(a)
(d)............................................................7.01(c); 7.01(d)
(e)........................................................................6.11
316(a) (last sentence).....................................................2.09
(a) (1) (A)................................................................6.05
(a) (1) (B)................................................................6.04
(a) (2)....................................................................N.A.
(b)........................................................................6.07
(c).......................................................................13.06
317 (a) (1)................................................................6.08
(a) (2)....................................................................6.09
(b)........................................................................2.04
318 (a)...................................................................13.01
(c).......................................................................13.01

------------------------------
N.A. means Not Applicable

NOTE:This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE ONE             DEFINITIONS AND INCORPORATION BY REFERENCE.............1
     SECTION 1.01       Definitions............................................1
     SECTION 1.02       Incorporation by Reference of TIA.....................17
     SECTION 1.03       Rules of Construction.................................18

ARTICLE TWO             THE SENIOR SUBORDINATED NOTES.........................18
     SECTION 2.01       Form and Dating.......................................18
     SECTION 2.02       Execution and Authentication..........................19
     SECTION 2.03       Registrar and Paying Agent............................19
     SECTION 2.04       Paying Agent to Hold Assets in Trust..................20
     SECTION 2.05       Securityholder Lists..................................20
     SECTION 2.06       Transfer and Exchange.................................21
     SECTION 2.07       Replacement Senior Subordinated Notes.................21
     SECTION 2.08       Outstanding Senior Subordinated Notes.................21
     SECTION 2.09       Treasury Senior Subordinated Notes....................22
     SECTION 2.10       Temporary Senior Subordinated Notes...................22
     SECTION 2.11       Cancellation..........................................22
     SECTION 2.12       Defaulted Interest....................................23
     SECTION 2.13       CUSIP Number..........................................23

ARTICLE THREE           REDEMPTION............................................23
     SECTION 3.01       Notices to Trustee....................................23
     SECTION 3.02       Selection of Senior Subordinated Notes to Be
                        Redeemed..............................................24
     SECTION 3.03       Notice of Redemption..................................24
     SECTION 3.04       Effect of Notice of Redemption........................25
     SECTION 3.05       Deposit of Redemption Price...........................25
     SECTION 3.06       Senior Subordinated Notes Redeemed in Part............25
     SECTION 3.07       Optional Redemption...................................25
     SECTION 3.08       Mandatory Purchase Upon Asset Sale....................26

ARTICLE FOUR            COVENANTS.............................................26
     SECTION 4.01       Payment of Senior Subordinated Notes..................26
     SECTION 4.02       Maintenance of Office or Agency.......................26
     SECTION 4.03       Limitation on Restricted Payments.....................26
     SECTION 4.04       Minimum Net Worth.....................................26
     SECTION 4.05       Corporate Existence...................................27
     SECTION 4.06       Payment of Taxes and Other Claims.....................27
     SECTION 4.07       Maintenance of Properties and Insurance...............28
     SECTION 4.08       Compliance Certificate; Notice of Default.............28
     SECTION 4.09       Compliance with Laws..................................29
     SECTION 4.10       Commission Reports....................................29

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            Page
                                                                            ----

     SECTION 4.11       Waiver of Stay, Extension or Usury Laws...............30
     SECTION 4.12       Limitation on Transactions with Affiliates............30
     SECTION 4.13       Limitation on Incurrences of Additional
                        Indebtedness..........................................30
     SECTION 4.14       Limitation on Payment Restrictions Affecting
                        Subsidiaries..........................................32
     SECTION 4.15       Limitation on Liens...................................32
     SECTION 4.16       Restrictions on Sale and Ownership of Subsidiaries....32
     SECTION 4.17       Payments for Consent..................................33
     SECTION 4.18       Limitation on Asset Sales.............................33
     SECTION 4.19       Guarantees by Subsidiaries............................35
     SECTION 4.20       Listing on Securities Exchange........................35
     SECTION 4.21       Subsidiaries..........................................35
     SECTION 4.22       Prohibition on Company and Guarantors Becoming an
                        Investment Company....................................35
     SECTION 4.23       Maintenance Capital Expenditures......................35
     SECTION 4.24       Line of Business......................................36
     SECTION 4.25 Limitation on Issuance of Other Subordinated Indebtedness Senior to the Senior Subordinated
                        Notes.................................................36
     SECTION 4.26       Limitation of Guarantees by Subsidiaries..............36

ARTICLE FIVE            SUCCESSOR CORPORATION.................................37
     SECTION 5.01       Limitation on Merger, Etc.............................37
     SECTION 5.02       Successor Corporation Substituted.....................39

ARTICLE SIX             DEFAULT AND REMEDIES..................................39
     SECTION 6.01       Events of Default.....................................39
     SECTION 6.02       Acceleration..........................................41
     SECTION 6.03       Other Remedies........................................42
     SECTION 6.04       Waiver of Past Defaults...............................42
     SECTION 6.05       Control by Majority...................................43
     SECTION 6.06       Limitation on Suits...................................43
     SECTION 6.07       Rights of Holders to Receive Payment..................43
     SECTION 6.08       Collection Suit by Trustee............................44
     SECTION 6.09       Trustee May File Proofs of Claim......................44
     SECTION 6.10       Priorities............................................44
     SECTION 6.11       Undertaking for Costs.................................45
     SECTION 6.12       Event of Default from Willful Action..................45
     SECTION 6.13       Rights and Remedies Cumulative........................45
     SECTION 6.14       Delay or Omission Not Waiver..........................45

ARTICLE SEVEN           TRUSTEE...............................................46
     SECTION 7.01       Duties of Trustee.....................................46
     SECTION 7.02       Rights of Trustee.....................................47
     SECTION 7.03       Individual Rights of Trustee..........................48

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            Page
                                                                            ----

     SECTION 7.04       Trustee's Disclaimer..................................48
     SECTION 7.05       Notice of Default.....................................48
     SECTION 7.06       Reports by Trustee to Holders.........................48
     SECTION 7.07       Compensation and Indemnity............................49
     SECTION 7.08       Replacement of Trustee................................49
     SECTION 7.09       Successor Trustee by Merger, Etc......................50
     SECTION 7.10       Eligibility; Disqualification.........................50
     SECTION 7.11       Preferential Collection of Claims Against the
                        Company...............................................51

ARTICLE EIGHT           SUBORDINATION.........................................51
     SECTION 8.01       Senior Subordinated Notes Subordinate to Senior
                        Indebtedness..........................................51
     SECTION 8.02       Payment Over of Proceeds Upon Dissolution, Etc........51
     SECTION 8.03       Suspension of Payment When Senior Indebtedness
                        in Default............................................52
     SECTION 8.04       Payment Permitted if No Default.......................53
     SECTION 8.05       Subrogation to Rights of Holders of Senior
                        Indebtedness..........................................54
     SECTION 8.06       Provisions Solely to Define Relative Rights...........54
     SECTION 8.07       Trustee to Effectuate Subordination Provisions........54
     SECTION 8.08       No Waiver of Subordination Provisions.................55
     SECTION 8.09       Notice to Trustee.....................................55
     SECTION 8.10       Reliance on Judicial Order or Certificate of
                        Liquidating Agent.....................................56
     SECTION 8.11       Rights of Trustee as a Holder of Senior
                        Indebtedness; Preservation of Trustee's Rights........56
     SECTION 8.12       Article Applicable to Paying Agents...................57
     SECTION 8.13       No Suspension of Remedies.............................57
     SECTION 8.14       Trustee's Relation to Senior Indebtedness.............57

ARTICLE NINE            LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............57
     SECTION 9.01       Option to Effect Legal Defeasance or
                        Covenant Defeasance...................................57
     SECTION 9.02       Legal Defeasance and Discharge........................57
     SECTION 9.03       Covenant Defeasance...................................58
     SECTION 9.04       Conditions to Legal or Covenant Defeasance............58
     SECTION 9.05       Deposited U.S. Legal Tender and U.S. Government
                        Obligations to be Held in Trust; Other
                        Miscellaneous Provisions..............................60
     SECTION 9.06       Repayment to the Company..............................61
     SECTION 9.07       Reinstatement.........................................61

ARTICLE TEN             AMENDMENTS, SUPPLEMENTS AND WAIVER....................61
     SECTION 10.01      Without Consent of Holders of Senior
                        Subordinated Notes....................................61
     SECTION 10.02      With Consent of Holders of Senior Subordinated
                        Notes.................................................62
     SECTION 10.03      Effect of Supplemental Indentures.....................64
     SECTION 10.04      Compliance with TIA...................................65
     SECTION 10.05      Revocation and Effect of Consents.....................65

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            Page
                                                                            ----

     SECTION 10.06      Notation on or Exchange of Senior Subordinated
                        Notes.................................................65
     SECTION 10.07      Trustee to Sign Supplemental Indentures...............66

ARTICLE ELEVEN          MEETINGS OF SECURITYHOLDERS...........................67
     SECTION 11.01      Purposes for Which Meetings May Be Called.............67
     SECTION 11.02      Manner of Calling Meetings............................67
     SECTION 11.03      Call of Meetings by the Company or Holders............67
     SECTION 11.04      Who May Attend and Vote at Meetings...................68
     SECTION 11.05      Regulations May Be Made by Trustee; Conduct of
                        the Meeting; Voting Rights; Adjournment...............68
     SECTION 11.06      Voting at the Meeting and Record to Be Kept...........69
     SECTION 11.07      Exercise of Rights of Trustee or Securityholders
                        May Not Be Hindered or Delayed by Call of Meeting.....69

ARTICLE TWELVE          GUARANTEE OF SENIOR SUBORDINATED NOTES................69
     SECTION 12.01      Unconditional Guarantee...............................69
     SECTION 12.02      Seniority of Guarantee................................71
     SECTION 12.03      Severability..........................................71
     SECTION 12.04      Release of a Guarantor................................71
     SECTION 12.05      Limitation of Guarantor's Liability...................71
     SECTION 12.06      Guarantors May Consolidate, etc., on Certain Terms....71
     SECTION 12.07      Contribution..........................................72
     SECTION 12.08      Waiver of Subrogation.................................73
     SECTION 12.09      Subordination of Guarantee............................73
     SECTION 12.10      Execution of Guarantee................................73
     SECTION 12.11      Guarantee Unconditional, Etc..........................74
     SECTION 12.12      Additional Guarantors.................................75
     SECTION 12.13      Waiver of Stay, Extension or Usury Laws...............75

ARTICLE THIRTEEN        MISCELLANEOUS.........................................75
     SECTION 13.01      TIA Controls..........................................75
     SECTION 13.02      Notices...............................................75
     SECTION 13.03      Communications by Holders with Other Holders..........76
     SECTION 13.04      Certificate and Opinion as to Conditions Precedent....77
     SECTION 13.05      Statements Required in a Certificate or Opinion.......77
     SECTION 13.06      Acts of Holders.......................................78
     SECTION 13.07      Rules by Trustee and Agents...........................79
     SECTION 13.08      Legal Holidays........................................79
     SECTION 13.09      Governing Law.........................................79
     SECTION 13.10      Agent for Service; Submission to Jurisdiction;
                        Waiver of Immunities..................................80
     SECTION 13.11      No Adverse Interpretation of Other Agreements.........80
     SECTION 13.12      No Recourse Against Others............................81

                               TABLE OF CONTENTS
                                  (Continued)

                                                                            Page
                                                                            ----

     SECTION 13.13      Successors............................................81
     SECTION 13.14      Counterpart Originals.................................81
     SECTION 13.15      Severability..........................................81
     SECTION 13.16      Table of Contents, Headings, Etc......................81

                             EXHIBITS AND SCHEDULES

     EXHIBIT A - FORM OF SENIOR NOTE.........................................A-1

     EXHIBIT B - CERTAIN CAPITALIZED LEASE OBLIGATIONS AND SECURED
                 INDEBTEDNESS................................................B-1

     EXHIBIT C - CERTAIN UNSECURED INDEBTEDNESS..............................C-1

     EXHIBIT D - FORM OF REGISTRATION RIGHTS AGREEMENT.......................D-1


NOTE: THIS TABLE OF CONTENTS SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE PART OF THE INDENTURE.

          INDENTURE  dated as of _______,  1999 among  TRISM,  INC.,  a Delaware
corporation   (the   "Company"),   the  GUARANTORS  (as  defined   below),   and
________________, as Trustee (the "Trustee").

          The Company has duly authorized the creation of an issue of 12% Senior Subordinated Notes Due 2004 in the form attached hereto as Exhibit A, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. The Senior Subordinated Notes will be jointly and severally guaranteed, on an unconditional senior unsecured basis as provided herein, by the Guarantors (as defined below). All things necessary to make the Senior Subordinated Notes, when duly --------- issued and executed by the Company and the Guarantors, and authenticated and delivered hereunder, the valid obligations of the Company and the Guarantors and to make this Indenture a valid and binding agreement of the Company and the Guarantors, have been done. Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 12% Senior Subordinated Notes due 2004:

                                  ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01       Definitions.
                   ------------

          For all purposes of this Indenture, except as otherwise provided or unless the context otherwise requires:

          "ADJUSTED NET ASSETS" of a Person at any date shall mean the lesser of the amount by which (i) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and calculated in accordance with the definition of Indebtedness), but excluding liabilities under the Guarantee, of such Person at such date and (ii) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and " controlled" have meanings correlative to the foregoing. For purposes of Section 4.12 hereof, the term "Affiliate" shall include any Person who, as a result of any transaction described therein, would become an Affiliate.

          "AFFILIATE  TRANSACTION"  shall have the  meaning  provided in Section
4.12.

          "AGENT" means any Registrar, Paying Agent or co-Registrar.

          "ASSET SALE" means the Disposition by the Company or any Subsidiary to any Person other than the Company or a Guarantor, in one transaction, or a series of related transactions, of (i) any Capital Stock of any Subsidiary (except for directors' qualifying shares or certain minority interests sold to other Persons solely due to local law requirements that there be more than one stockholder, but which are not in excess of what is required for such purpose), or (ii) any other Property or assets of the Company or any Subsidiary, other than (A) sales of obsolete or worn out equipment in the ordinary course of business or other assets that, in the Company's reasonable judgment, are no longer used or useful in the conduct of the business of the Company and its Subsidiaries), (B) any sale or lease of Property or other assets entered into by the Company or any Subsidiary in the ordinary course of business, other than any Bargain Purchase Contract, (C) a payment permitted under Section 4.14, and (D) a consolidation or merger or any transfer of assets (including pursuant to a Plan of Liquidation) in compliance with the provision herein described in Article Five. An Asset Sale shall include the requisition of title to, seizure of or forfeiture of any Property or assets, or any actual or constructive total loss or an agreed or compromised total loss of any Property or assets. Notwithstanding the provisions of sub-clauses (A) and (B) of clause (ii) of this definition, an Asset Sale shall include the Disposition by the Company or any Subsidiary to any Person other than the Company or a Guarantor, in one transaction, or a series of related transactions, of any tractors, trailers, vans or other equipment used by the Company or any of its Subsidiaries in the operation of the TRISM Business, unless the Net Cash Proceeds so received by the Company or such Subsidiary are applied by the Company or such Subsidiary, within one year of the date of such Disposition, toward the acquisition of tractors, trailers, vans or other equipment that replace the properties that were the subject of such Disposition.

          "ASSET SALE CLOSING DATE" shall have the meaning provided in Section 4.18.

          "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale and Lease-Back Transaction means, at any date of determination, the present value (discounted at the interest rate borne by the Senior Subordinated Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease (or to the first date on which the lessee is permitted to terminate such lease without the payment of a penalty) included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "BARGAIN PURCHASE CONTRACT" means a lease that provides for acquisition of the Property subject thereto by the other party to such agreement during or at the end of the term thereof for less than the Fair Market Value thereof at the time such right to acquire such Property is granted.

          "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors (or Persons serving an analogous function) of such Person or any committee of the Board of Directors (or Persons serving an analogous function) of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors (or such analogous Persons) of such Person.

          "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BUSINESS DAY" means a day that is not a Saturday, Sunday or a day on which banking institutions in New York City are not required to be open.

          "CAPITAL EXPENDITURE" means any expenditure that is properly classified as a capital expenditure in accordance with GAAP, including without limitation, all such expenditures associated with Capitalized Lease Obligations.

          "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person, including Preferred Stock, or any option, warrant or other security convertible into or exchangeable for any of the foregoing.

          "CAPITALIZED LEASE OBLIGATION" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "CASH EQUIVALENTS" means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Ratings Service and maturing not more than one year from the date of creation thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof, (iv) repurchase agreements with a term of not more than seven days that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause (iii), and (v) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Service.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMPANY" means TRISM, Inc., a Delaware corporation, until a successor replaces it pursuant to this Indenture and thereafter means such successor.

          "CONSOLIDATED ASSETS" means, with respect to any Person, as of any date, the aggregate assets of such Person and its Subsidiaries on a consolidated basis, each item determined in accordance with GAAP.

          "CONSOLIDATED LIABILITIES" means, with respect to any Person, as of any date, the aggregate liabilities of such Person and its Subsidiaries on a consolidated basis, each item determined in accordance with GAAP.

          "CONSOLIDATED INCOME TAX EXPENSE" means for any period, as applied to the Company, the provision for federal, state, local or foreign income taxes of the Company and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means, without duplication, for any period, as applied to the Company, the sum of (a) the interest expense of the
Company and its Consolidated Subsidiaries for such period as determined in accordance with GAAP including, without limitation, (i) amortization of debt discount, (ii) the net cost under Interest Swap Obligations (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest, (v) noncash interest payments and (vi) commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus (b) the interest portion of Capitalized Lease Obligations paid or accrued by the Company and its Consolidated Subsidiaries, plus (c) amortization of capitalized interest, plus
(d) dividends in respect of Preferred Stock of the Company or any Subsidiary held by Persons other than the Company or a Wholly Owned Subsidiary.

          "CONSOLIDATED NET INCOME (LOSS)" means, for any period, the Consolidated net income (or loss) of the Company and its Consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding without duplication (i) all extraordinary gains or losses; (ii) any net income of any Person if such Person is not a Subsidiary, in which the Company or any of its Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to the Company or a Subsidiary of the Company during such period, but not in excess of the Company's pro rata share of such Person's net income (or loss) subsequent to the Issue Date; (iii) net income (or loss) of any Person combined with the Company or any of its Subsidiaries in a "pooling of interests" basis attributable to any period prior to the date of combination; (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan; (v) net gains or losses in respect of dispositions of assets other than in the ordinary course of business;
(vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders.

          "CONSOLIDATED RENTAL PAYMENTS" of any Person means, for any period, the aggregate rental obligations of such Person and its Consolidated Subsidiaries (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a Consolidated basis in accordance with

GAAP, payable in respect of such period (net of income from subleases thereof, not including taxes, insurance, maintenance and similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a Consolidated balance sheet of such Person and its Subsidiaries or in the notes thereto, excluding, however, in any event, (i) that portion of Consolidated Interest Expense of such Person representing payments by such Person or any of its Consolidated Subsidiaries in respect of Capitalized Lease Obligations (net of payments to such Person or any of its Consolidated Subsidiaries under subleases qualifying as capitalized lease subleases to the extent that such payments would be deducted in determining Consolidated Interest Expense) and (ii) the aggregate amount of amortization of obligations of such Person and its Consolidated Subsidiaries in respect of such Capitalized Lease Obligations for such period (net of payments to such Person or any of its Consolidated Subsidiaries and subleases qualifying as capitalized lease subleases to the extent that such payments could be deducted in determining such amortization amount).

          "CONSOLIDATION" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

          "COVENANT DEFAULT" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

          "CURRENCY HEDGE OBLIGATIONS" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in foreign currency exchange rates.

          "CUSTODIAN"  means  any  receiver,   trustee,  assignee,   liquidator,
sequestrator or similar official under any Bankruptcy Law.

          "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "DEFICIENCY  CORRECTION  DATE"  shall  have the  meaning  provided  in
Section 4.04.

          "DESIGNATED SENIOR INDEBTEDNESS" means: (i) so long as any amount is outstanding or any commitment remains in effect under the Senior Secured Credit Facility, all Indebtedness under the Senior Secured Credit Facility; and (ii) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of, and/or any commitments to lend up to, at least $_____ million and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company, provided that any such other Senior Indebtedness has been incurred with the approval of the Board of Directors of the Company, such approval to be evidenced by a Board Resolution.

          "DISPOSITION" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation or by means of a Sale and Lease-Back Transaction).

          "DISQUALIFIED CAPITAL STOCK" means, with respect to any Person, any Capital Stock or Partnership Interest of such Person that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or matures or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, in each instance on or prior to one year following the Maturity Date, in cash or securities constituting Indebtedness.

          "EVENT OF DEFAULT" shall have the meaning provided in Section 6.01.

          "EXCESS PROCEEDS" shall have the meaning provided in Section 4.18.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

          "FAIR MARKET VALUE" means, with respect to consideration received or to be received pursuant to any transaction by any Person, the price which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as determined in good faith by the Board of Directors of the Company.

          "FIXED CHARGE COVERAGE RATIO" means for any period the ratio of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense, one-third of Consolidated Rental Payments, and Consolidated Income Tax Expense plus, without duplication, all depreciation, amortization and all other noncash charges (excluding any such noncash charge constituting an extraordinary item of loss or any noncash charge which requires an accrual of or a reserve for cash charges for any future period), in each case, for such period, of the Company and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) Consolidated Interest Expense and one-third of Consolidated Rental Payments for such period; provided that in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

          "GAAP" means at any date, United States generally accepted accounting principles, consistently applied, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and statements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be designated by the AICPA, that are applicable to the circumstances as of the date of determination; provided, however, that all calculations made for purposes of determining compliance with the provisions set forth herein shall utilize GAAP in effect at the Issue Date.

          "GUARANTEE" means the Guarantee set forth in Article Twelve and any additional guarantee of Senior Subordinated Notes.

          "GUARANTOR" means (i) as of the Issue Date, the Initial Guarantors, and (ii) thereafter, unless released from the Guarantee as permitted by this Indenture, the Initial Guarantors and any other Person that becomes a guarantor of the Senior Subordinated Notes in compliance with the provisions of this Indenture and executes a supplemental indenture agreeing to be bound by the terms of this Indenture.

          "GUARANTOR SENIOR INDEBTEDNESS" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including interest to the extent allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws) of any Indebtedness of such Guarantor (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter, created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" does not include (i) Indebtedness evidenced by the Guarantee of such Guarantor, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of such Guarantor,
(iii) Indebtedness which when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor, (iv) Indebtedness which is represented by Redeemable Capital Stock,
(v) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (vi) any accounts payable to trade creditors created, incurred, or assumed by such Guarantor in the ordinary course of business in connection with obtaining goods, materials or services, (vii) Indebtedness of such Guarantor to a Subsidiary of the Company, (viii) amounts payable on any Indebtedness to any employee or Affiliate of such Guarantor other than as provided in clause (vii) (except for any Indebtedness evidenced by any debt securities of such Guarantor purchased by such employee or Affiliate after such debt securities have been registered under the Securities Act, provided that such debt securities rank senior in right of payment to the Guarantee of such Guarantor and the issuance of the securities was permitted by the covenant described in Section 4.13, (ix) that portion of any Indebtedness which is issued by such Guarantor in violation of this Indenture, provided, however, that in the case of the preceding clause
(ix), any Indebtedness issued to any Person who had no actual knowledge that the incurrence of such Indebtedness was not permitted under Section 4.13 and who received on the date of issuance thereof a certificate from an officer of the Company to the effect that the issuance of such Indebtedness would not violate such Section shall constitute Guarantor Senior Indebtedness and (x) Indebtedness of such Guarantor representing a guarantee of Subordinated Indebtedness of the Company or any other Guarantor, or a guarantee of Indebtedness that ranks pari passu with the Senior Subordinated Notes.

          "HOLDER" or  "SECURITYHOLDER"  means the Person in whose name a Senior
Note is registered on the Registrar's books.

          "INDEBTEDNESS" as applied to any Person means, at any time, without duplication, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent: (i) any obligation of such Person for borrowed money; (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of Property, assets or businesses, excluding accounts payable made in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith and by appropriate proceedings; (iii) any obligation of such Person for all or any part of the purchase price of Property or assets or for the cost of Property constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable incurred in respect of Property and services purchased in the ordinary course of business which are no more than 90 days overdue or which are being contested in good faith and by appropriate proceedings; (iv) any obligation of such Person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business); (v) any obligation of such Person under conditional sale or other title retention agreements relating to purchased Property; (vi) any obligation of such Person issued or assumed as the deferred purchase price of Property or assets (other than accounts payable incurred in the ordinary course of business which are no more than 90 days overdue or which are being contested in good faith and by appropriate proceedings); (vii) any Capital Lease Obligation or Attributable Indebtedness pursuant to any Sale and Lease-Back Transaction of such Person; (viii) any obligation secured by (or for which the obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person; (ix) any obligation of such Person in respect of any letter of credit supporting any obligation of any other Person; (x) the maximum fixed repurchase price of any Disqualified Capital Stock of such Person (or if such Person is a subsidiary, any Preferred Stock of such Person); (xi) the notional amount of any Interest Swap Obligation or Currency Hedge Obligation of such Person at the time of determination; and
(xii) any obligation which is in economic effect a guarantee, regardless of its characterization (other than an endorsement in the ordinary course of business), with respect to any Indebtedness of another Person, to the extent guaranteed. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Capital Stock or subsidiary Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or subsidiary Preferred Stock as if such Disqualified Capital Stock or subsidiary Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided that if such Disqualified Capital Stock or subsidiary Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Capital Stock or subsidiary Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided, further, that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "INDEPENDENT FINANCIAL ADVISOR" means [____________________] or any successor thereto; provided, however, that if [____________________] or any successor thereto shall not be reasonably available to perform the function called for by this Indenture, or if the Company and the Holders of at least a majority in aggregate principal amount of the outstanding Senior Subordinated Notes so agree, the term "Independent Financial Advisor" shall mean an investment banking, accounting or appraisal firm of national standing (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect ownership interest or material direct or indirect financial interest in the Company or any of its Subsidiaries or Affiliates, provided that ownership of three percent (3%) or less of the issued and outstanding shares of Capital Stock of the Company shall not constitute having a direct or indirect ownership or financial interest in the Company or any of its Subsidiaries or Affiliates, and (ii) which, in the judgment of the disinterested members of the Board of Directors of the Company, as evidenced by a Board Resolution, is independent and qualified to perform the task for which it is to be engaged.

          ["INITIAL GUARANTORS" means TRISM Secured Transportation, Inc. (f/k/a Tri-State Motor Transit Co. of Delaware), a Delaware corporation, TRISM Heavy Haul, Inc. (f/k/a TSMB 2 Acquisition Corporation), a Delaware corporation, TRISM Maintenance Services, Inc. (f/k/a TRISM Management Services, Inc.), a Delaware corporation, McGill Special Services, Inc., a Delaware corporation, Tri-State Motor Transit Co., a Delaware corporation, TRISM Specialized Carriers, Inc., a Georgia corporation, Aero Body and Truck Equipment, Inc., a Delaware corporation, Tri-State Transportation Services, Inc., a Missouri corporation, TRISM Special Services, Inc., a Georgia corporation, Diablo Systems, Inc., a California corporation, TRISM Eastern, Inc., a Delaware corporation, TRISM Transport, Inc., a Delaware corporation, TRISM Transport Services, Inc., a Utah corporation, Transportation Recovery Systems, Inc., a Delaware corporation, TRISM Logistics, Inc., a New Jersey corporation, and TRISM Equipment, Inc., a Delaware corporation.]

          "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Senior Subordinated Notes.

          "INTEREST SWAP OBLIGATION" means any obligation of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, cap, swap option or similar agreements providing interest rate protection.

          "INVESTMENT" by any Person means (i) any investment or acquisition by such Person, in any transaction or series of related transactions, whether by a purchase of Capital Stock, Partnership Interests or assets, share purchase, capital contribution, loan, advance (other than (a) reasonable loans and advances to employees for moving and travel expenses or as salary advances, incurred, in each case, in the ordinary course of business consistent with past practice, and (b) trade credit extended to customers in the ordinary course of business of the Company or any of its Subsidiaries consistent with past practice and on terms and conditions common in the industry and no less favorable to the Company or such Subsidiary than trade credit extended by other suppliers similarly situated) or similar credit extension constituting Indebtedness of another Person, and any guarantee of Indebtedness of any other Person (other than a guarantee of Indebtedness incurred under the Senior Secured Credit Facility or this Indenture), and (ii) any Capital Expenditure. The amount of any Investment shall be the greater of
(A) the Fair Market Value of the assets being transferred, and (B) the gross amount of assets acquired as a result of such Investment (or in the case of an Investment in Capital Stock or Partnership Interests issued by another Person, the appropriate proportion of the gross assets of such other Person).

          "ISSUE DATE" means _______________, 1999.

          "LENDER" means collectively the lenders and agent under the Senior Secured Credit Facility.

          "LIEN" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing, any option or other agreement to sell which is intended to constitute or create a security interest, mortgage, pledge or lien (other than bona fide options and agreements for the sale of assets) and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "MAINTENANCE CAPITAL EXPENDITURES" means Capital Expenditures directly related to maintaining, servicing, replacing and upgrading the tractors, trailers, vans and other equipment used by the Company or any of its Subsidiaries in the operation of the TRISM Business on the Issue Date, and specifically excludes Capital Expenditures related to the acquisition of any other tractors, trailers, vans and other equipment.

          "MATURITY DATE" means _________, 2004.

          "MINIMUM NET WORTH" means an amount equal to 85% of the Net Worth of the Company as of the Issue Date.

          "NET CASH PROCEEDS" means with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Subsidiaries from such Asset Sale, net of (i) reasonable and customary expenses directly related to such Asset Sale, (ii) provision for the net amount of all taxes directly payable as a result of such Asset Sale, and (iii) amounts required to be applied to the repayment of Indebtedness (other than Indebtedness hereunder, any Indebtedness specified in Exhibit B that is not secured by the assets that were the subject of such Asset Sale, or Indebtedness under the Senior Secured Credit Facility) secured by a Permitted Lien on the assets that were the subject of such Asset Sale.

          "NET  PROCEEDS  PURCHASE"  shall have the meaning  provided in Section
4.18.

          "NET WORTH" as of any date means, with respect to any Person, the amount of the equity of the holders of Capital Stock of such Person that would appear on the balance sheet of such Person as of such date, determined in accordance with GAAP, adjusted to exclude (to the extent included in such equity) the amount of equity attributable to any Disqualified Capital Stock.

          "OBLIGATIONS"  means  any  principal,   interest,   penalties,   fees,
indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Administrative Officer, the Chief Financial Officer, the Controller, or the Secretary of such Person.

          "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 13.04 and 13.05.

          "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
13.04 and 13.05. Unless otherwise required by the Trustee, the legal counsel may be an employee of or counsel to the Company or the Trustee.

          "PARTNERSHIP INTEREST" means any general or limited partnership interest and any interest as a member of a limited liability company, or any option, warrant or other security convertible into or exchangeable for any of the foregoing.

          "PAYING AGENT" shall have the meaning provided in Section 2.03.

          "PAYMENT DEFAULT" means any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness, beyond any applicable grace period with respect thereto.

          "PAYMENT RESTRICTION" means, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or Partnership Interests or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person, or
(c) transfer any of its properties or assets to such Person or any other Subsidiary of such Person, or (ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments,
(b) loans or advances, or (c) transfers of properties or assets.

          "PERMITTED BUSINESS INVESTMENT" means any Investment (other than Maintenance Capital Expenditures) directly related to the TRISM Business, as it is conducted as of the Issue Date, made by the expenditure of cash or Cash Equivalents (or by assumption or incurrence of Indebtedness to the extent permitted by Section 4.13(e) hereof); provided, however, that (i) the aggregate of all Permitted Business Investments in any Yearly Period shall not exceed [$__________] million (or, in the case of a Yearly Period consisting of less than 365 days, a proportionally lower amount based upon the number of days in such Yearly
Period), (ii) notwithstanding clause (i) above, any portion of such [$__________] million (or, if appropriate, such lesser amount) that is not invested in Permitted Business Investments in such Yearly Period may be carried forward to subsequent Yearly Periods, and (iii) any Permitted Business Investment which individually or together with any similar or related Permitted Business Investments and Permitted Business Investments constituting part of a common plan or series of transactions involves an Investment of an amount of [$__________] million or more must be approved by the Board of Directors as evidenced by a Board Resolution.

          "PERMITTED INVESTMENT" by any Person means (i) any Permitted Business Investment, (ii) cash and Cash Equivalents, (iii) Investments existing on the Issue Date, (iv) Investments by the Company or any Wholly-owned Subsidiary of the Company in the Company or any other Wholly-owned Subsidiary of the Company that is a Guarantor (other than any such Investments which would constitute Stock Payments or Restricted Debt Prepayments), and (v) Maintenance Capital Expenditures subject to, and permitted by, Section 4.23.

          "PERMITTED JUNIOR SECURITIES" means any securities of the Company or any other corporation that are equity securities or are subordinated in right of payment to all Senior Indebtedness, that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes are so subordinated as provided in this Indenture.

          "PERMITTED LIENS" shall mean (i) Liens for taxes, assessments, and governmental charges to the extent not required to be paid under this Indenture;
(ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (iii) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation; (iv) Liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, performance bonds or other obligations of a like nature (other than for borrowed money); (v) Liens arising under government contracts in the ordinary course of business that do not secure any Indebtedness; (vi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Subsidiary of the Company incurred or arising in the ordinary course of business; (vii) rights of banks to set off deposits against debts owed to said banks; (viii) any interest or title of a lessor in the property subject to any lease, other than any such interest or title resulting from or arising out of a Default by the Company or any Subsidiary of the Company of its obligations under such lease; (ix) any other Liens imposed by operation of law which do not materially affect the Company's or any of its Subsidiaries' ability to perform its obligations under this Indenture; (x) any Liens arising under this Indenture,

(xi) Liens arising under the Senior Secured Credit Facility; (xii) Liens existing on the Issue Date securing the Indebtedness described on Exhibit B hereto; and (xiii) Liens on property of a Person existing at the time such Person is acquired by, or merged into or consolidated with, the Company or a Wholly-owned Subsidiary that is a Guarantor if (a) such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those directly or indirectly acquired as a result of such acquisition, merger or consolidation, (b) such acquisition, merger or consolidation is a Permitted Business Investment hereunder, and (c) such Liens secure Indebtedness in an aggregate principal amount at any one time outstanding of less than 75% of the book value of the assets of such Person immediately prior to such acquisition, merger or consolidation.

          "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "PLAN OF LIQUIDATION" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

          "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference Capital Stock or Partnership Interests, whether outstanding on the date hereof or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

          "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

          "QUALIFIED CAPITAL STOCK" means, with respect to any Person, any Capital Stock or Partnership Interest of such Person that is not Disqualified Capital Stock.

          "RECORD  DATE"  means  the  Record  Dates   specified  in  the  Senior
Subordinated Notes, whether or not a Business Day.

          "REDEEMABLE CAPITAL STOCK" means any Capital Stock that, (i) either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of any event or passage of time would be, required to be redeemed (in whole or in part) prior to the final Stated Maturity of the Senior Subordinated Notes or is redeemable (in whole or in part) at the option of the holder thereof at any time prior to such final Stated Maturity, or (ii) is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

          "REDEMPTION DATE," when used with respect to any Senior Note to be redeemed or purchased, means the date fixed for such redemption or purchase pursuant to this Indenture and the Senior Subordinated Notes.

          "REDEMPTION PRICE," when used with respect to any Senior Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Senior Subordinated Notes.

          "REGISTRAR" shall have the meaning provided in Section 2.03.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date, between the Company and certain Holders, substantially in the form of Exhibit C attached hereto, as such may be amended, supplemented or otherwise modified from time to time.

          "RESTRICTED DEBT PREPAYMENT" means any principal payment, purchase, redemption, defeasance (including, but not limited to, in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or any of its Subsidiaries, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, on or in respect of Indebtedness the Company or any of its Subsidiaries that is Subordinated Indebtedness or ranks pari passu in right of payment to the Senior Subordinated Notes or the Guarantee, as applicable.

          "RESTRICTED PAYMENT" means any (i) Stock Payment, (ii) Investment (other than a Permitted Investment) or (iii) Restricted Debt Prepayment.

          "SALE AND LEASE-BACK TRANSACTION" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "SENIOR INDEBTEDNESS" means the principal of, premium, if any, and interest (including interest, to the extent allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Senior Subordinated Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Senior Subordinated Notes or the Guarantees, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company or any Subsidiary, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or any Subsidiary, (iv) Indebtedness which is represented by Redeemable Capital

Stock, (v) any liability for federal, state, local, foreign or other taxes owed or owing by the Company or any Subsidiary, (vi) any accounts payable to trade creditors created, incurred or assumed by the Company or any Subsidiary of the Company in the ordinary course of business in connection with obtaining goods, materials or services, (vii) Indebtedness of the Company to a Subsidiary, (viii) amounts payable on any Indebtedness to any employee or Affiliate of the Company other than as provided in clause (vii) (except for any Indebtedness evidenced by any debt securities of the Company purchased by such employee or Affiliate after such debt securities have been registered under the Securities Act, provided that such debt securities rank senior in right of payment to the Senior Subordinated Notes and the issuance of the securities was permitted by Section 4.13, and (ix) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture; provided, however, that in the case of this clause (ix), any Indebtedness issued to any Person who had no actual knowledge that the incurrence of such Indebtedness was not permitted under
Section 4.13 and who received on the date of issuance thereof a certificate from an officer of the Company to the effect that the issuance of such Indebtedness would not violate Section 4.13 shall constitute Senior Indebtedness.

          "SENIOR REPRESENTATIVE" means the agent bank under the Senior Secured Credit Facility or any other representatives of the holders of Designated Senior Indebtedness, as the case may be.

          "SENIOR   SUBORDINATED   NOTES"   means  the   Company's   12%  Senior
Subordinated Notes Due 2004, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "SENIOR SECURED CREDIT FACILITY" means the Senior Secured Loan and Security Agreement, dated as of ______________, 1999, by and among the Company, the Subsidiaries of the Company signatories thereto and Lender, together with the notes, security agreements, guarantees and other documents related thereto, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified from time to time, pursuant to which Lender may loan up to $__________ to the Company, and any agreement governing Indebtedness incurred to refund or refinance the entirety of the borrowings and commitments then outstanding or permitted to be outstanding under such Senior Secured Credit Facility or such agreement.

          "STATED MATURITY" when used with respect to any Senior Subordinated Note or any installment of interest thereon, means the dates specified in such Senior Subordinated Note as the fixed date on which the principal of such Senior Subordinated Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest is due and payable.

          "STOCK PAYMENT" means, with respect to any Person, (i) the declaration or payment by such Person, directly or indirectly, either in cash or in property, of any dividend on (except, in the case of the Company, dividends payable solely in Qualified Capital Stock of the

Company), or the making by such Person or any of its Subsidiaries of any other distribution in respect of, such Person's Capital Stock or Partnership Interests or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock or Partnership Interests, or (ii) the redemption, repurchase, retirement or other acquisition for value by such Person or any of its
Subsidiaries, directly or indirectly, of such Person's or any of its Subsidiaries' or Affiliates' Capital Stock or Partnership Interests or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock or Partnership Interests other than, in the case of the Company, through the issuance in exchange therefor solely of Qualified Capital Stock of the Company; provided, however, that in the case of a Subsidiary of the Company, the term "Stock Payment" shall not include any such payment with respect to its Capital Stock or Partnership Interests or warrants, rights or options to purchase or acquire shares of any class of its Capital Stock or Partnership Interests if such payment is made to the Company or a Wholly-owned Subsidiary of the Company that is a Guarantor as of the Issue Date.

          "SUBORDINATED INDEBTEDNESS" means (i) Indebtedness of the Company which is subordinated in right of payment to the Senior Subordinated Notes and
(ii) Indebtedness of any Subsidiary which is subordinated in right of payment to the Guarantee.

          "SUBSIDIARY" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person or (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership, or if such Person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

          "SURVIVING PERSON" shall have the meaning provided in Section 5.01.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

          "TRISM BUSINESS" means the transportation of extraordinarily heavy or oversized loads, or cargoes with special handling requirements, such as munitions, explosives and radioactive and hazardous waste; the provision of capacity and dedicated fleet management services; the provision of logistic management services with respect to complex moves and special projects, including those involving hazardous materials and engineered equipment; and the provision of intermodal support services to the transportation industry, including terminal gate inspections and the coordination of terminal administration, container-yard operations, maintenance and repair administration, rail-terminal operations, chassis-pool management and asset disposal, as such business is conducted on the Issue Date.

          "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer this Indenture.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged. "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "VOTING STOCK" means with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holder thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the Board of Directors or comparable body of such Person.

          "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of a specified Person all of the shares of Capital Stock, or, if applicable, all of the Partnership Interests, of which (other than directors' qualifying shares) are at the time directly or indirectly owned by the specified Person or owned by a Wholly-owned Subsidiary of the specified Person.

          "YEARLY PERIOD" means each fiscal year (consisting of not less than four fiscal quarters) of the Company; provided that the first Yearly Period shall begin on the Issue Date and shall end on December 31, 1999, and the last Yearly Period shall begin on the first day of the applicable fiscal year and shall end on the Maturity Date.

SECTION 1.02      Incorporation by Reference of TIA.
                  ---------------------------------

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Senior Subordinated Notes.

          "indenture security holder" means a Holder of a Senior Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor"  on  the  indenture   securities  means  the  Company,   any
Guarantor, or any other obligor on the Senior Subordinated Notes or the Guarantee.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03       Rules of Construction.
                   ---------------------

          Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

               (4) words in the singular include the plural, and words in the plural include the singular;

               (5) provisions apply to successive events and transactions;

               (6) "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

               (7) "including" is not intended to be a limiting term;

               (8) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

               (9) all references to amounts of money or $ mean U.S. Dollars.

                                  ARTICLE TWO
                          THE SENIOR SUBORDINATED NOTES

SECTION 2.01       Form and Dating.
                   ----------------

          The Senior Subordinated Notes, the notations thereon relating to the Guarantee and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Senior Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Senior Subordinated Notes and any notation, legend or endorsement on them. Each Senior Note shall be dated the date of its authentication.

          The terms and provisions contained in the Senior Subordinated Notes and the notation of guarantee shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02       Execution and Authentication.
                   -----------------------------

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Senior Subordinated Notes for the Company by manual or facsimile signature. Each Guarantor shall execute the notation of guarantee in the manner set forth in Section 12.09.

          If an Officer whose signature is on a Senior Note was an Officer at the time of such execution but no longer holds that office at the time the
Trustee authenticates the Senior Note, the Senior Note shall be valid nevertheless.

          A Senior Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Senior Note. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

          The Trustee shall authenticate on the Issue Date, Senior Subordinated Notes for original issue in the aggregate principal amount of up to $30,000,000, upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Senior Subordinated Notes to be authenticated and the date on which the Senior Subordinated Notes are to be authenticated. The aggregate principal amount of Senior Subordinated Notes outstanding at any time may not exceed $30,000,000, except as provided in
Section 2.07. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Senior Subordinated Notes in substitution of Senior Subordinated Notes originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Senior Subordinated Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Senior Subordinated Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Senior Subordinated Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03       Registrar and Paying Agent.
                   ---------------------------

          The Company shall maintain an office or agency in New York, New York where (a) Senior Subordinated Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Senior Subordinated Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Senior Subordinated Notes and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Senior Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes. The Company may act as its own Registrar or Paying Agent, except that for the purposes of Articles Three and Nine and
Section 4.18, neither the Company nor any of its Subsidiaries or Affiliates shall act as Paying Agent. The Registrar shall keep a register of the Senior Subordinated Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04       Paying Agent to Hold Assets in Trust.
                   -------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Senior Subordinated Notes (whether such assets have been distributed to it by the Company or any other obligor on the Senior Subordinated Notes), and shall notify the Trustee of any Default by the Company (or any other obligor on the Senior Subordinated Notes) in making any such payment. If the Company or its Subsidiary or Affiliate acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company (or other obligor or guarantor on the Senior Subordinated Notes) to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05       Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06       Transfer and Exchange.
                   ----------------------

          When Senior Subordinated Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Senior Subordinated Notes or to exchange such Senior Subordinated Notes for an equal principal amount of Senior Subordinated Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Senior Subordinated Notes surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Senior Subordinated Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.07, 2.10, 3.03, 3.07, 4.18 or 10.06). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Senior Note (i) during a period beginning at the opening of business 15 days before the day of any selection of Senior Subordinated Notes for redemption under Section 3.02 and ending at the close of business on such day of selection and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Senior Note being redeemed in part.

SECTION 2.07       Replacement Senior Subordinated Notes.
                   --------------------------------------

          If a mutilated Senior Note is surrendered to the Trustee or if the Holder of a Senior Note claims that the Senior Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Senior Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Senior Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Senior Note, including reasonable fees and expenses of counsel.

          Every replacement Senior Note is an additional obligation of the Company and is guaranteed by each Guarantor in the same manner as other Senior Subordinated Notes duly issued hereunder.

SECTION 2.08       Outstanding Senior Subordinated Notes.
                   --------------------------------------

          Senior Subordinated Notes outstanding at any time are all the Senior Subordinated Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Senior Note does not cease to be outstanding because the Company, the Guarantors or any of their respective Affiliates holds the Senior Note.

          If a Senior Note is replaced pursuant to Section 2.07 (other than a mutilated Senior Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior
Note is held by a bona fide purchaser. A mutilated Senior Note ceases to be outstanding upon surrender of such Senior Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or its Subsidiary or Affiliate) holds U.S. Legal Tender sufficient to pay all of the principal and premium, if any, and interest due on the Senior Subordinated Notes payable on that date, then on and after that date such Senior Subordinated Notes (to the extent of the principal amount redeemed, in the case of a partial redemption) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09       Treasury Senior Subordinated Notes.
                   -----------------------------------

          In determining whether the Holders of the required principal amount of Senior Subordinated Notes have concurred in any direction, waiver or consent, Senior Subordinated Notes owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Subordinated Notes that a Trust Officer of the Trustee knows or has reason to know are so owned shall be disregarded.

          The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it, the Guarantors or any of their respective Affiliates repurchases or otherwise acquires Senior Subordinated Notes, of the aggregate principal amount of such Senior Subordinated Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

SECTION 2.10       Temporary Senior Subordinated Notes.
                   ------------------------------------

          Until definitive Senior Subordinated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Subordinated Notes. Temporary Senior Subordinated Notes shall be substantially in the form of definitive Senior Subordinated Notes but may have variations that the Company considers appropriate for temporary Senior Subordinated Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Subordinated Notes in exchange for temporary Senior Subordinated Notes, without charge to the Holder. Until so exchanged, the temporary Senior Subordinated Notes shall be entitled to the same benefits under this Indenture as definitive Senior Subordinated Notes.

SECTION 2.11       Cancellation.
                   -------------

          The Company at any time may deliver Senior Subordinated Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Senior Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the

Company or its Subsidiary or Affiliate), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Senior Subordinated Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Senior Subordinated Notes to replace Senior Subordinated Notes that it has paid or delivered to the Trustee for cancellation. If The Company or any of its Subsidiaries shall acquire any of the Senior Subordinated Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Senior Subordinated Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12       Defaulted Interest.
                   -------------------

          If the Company defaults in a payment of interest on the Senior Subordinated Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13       CUSIP Number.
                   -------------

          The Company in issuing the Senior Subordinated Notes shall use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Subordinated Notes, and that reliance may be placed only on the other identification numbers printed on the Senior Subordinated Notes.

                                 ARTICLE THREE
                                   REDEMPTION

SECTION 3.01       Notices to Trustee.
                   -------------------

          If the Company elects to redeem Senior  Subordinated Notes pursuant to
Section 3.07 hereof, it shall notify the Trustee of the Redemption Date and the principal amount of Senior Subordinated Notes to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders at least 30 days (unless shorter notice shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          The Company shall give each notice provided for in this Section 3.01, at its expense, at least 30 days before the applicable Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate and an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Senior Subordinated Notes.

SECTION 3.02       Selection of Senior Subordinated Notes to Be Redeemed.
                   ------------------------------------------------------

          If fewer than all of the Senior Subordinated Notes are to be redeemed, the Trustee shall select the Senior Subordinated Notes to be redeemed on a pro rata basis (or on as nearly a pro rata basis as is practicable, and in such case, by lot or by such other method as the Trustee shall determine to be fair and appropriate) and in such manner as complies with applicable legal and other requirements, if any.

          The Trustee shall make the selection from the Senior Subordinated Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Senior Subordinated Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Subordinated Notes in denominations of $1,000 or any lesser amount may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Senior Subordinated Notes that have denominations larger than $1,000; provided, however, that the Trustee may select for redemption any Senior Note that has a principal amount of less than $1,000. Provisions of this Indenture that apply to Senior Subordinated Notes called for redemption also apply to portions of Senior Subordinated Notes called for redemption.

SECTION 3.03       Notice of Redemption.
                   ---------------------

          At least 30 days (unless shorter notice shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee) but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Senior Subordinated Notes to be redeemed and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3)  the name and address of the Paying Agent;

          (4) that Senior Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued interest, if any;

          (5) that, unless the Company defaults in making the redemption payment, interest on Senior Subordinated Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Senior Subordinated Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Senior Subordinated Notes redeemed;

          (6) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the Redemption Date, and upon surrender of such Senior Note, a new Senior Note or Senior Subordinated Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7) if fewer than all the Senior Subordinated Notes are to be redeemed, the identification of the particular Senior Subordinated Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Senior Subordinated Notes to be redeemed and the aggregate principal amount of Senior Subordinated Notes to be outstanding after such partial redemption; and

          (8) the Paragraph of the Senior Subordinated Notes or Section of this Indenture pursuant to which the Senior Subordinated Notes are to be redeemed.

SECTION 3.04       Effect of Notice of Redemption.
                   -------------------------------

          Once notice of redemption is mailed in accordance with Section 3.03, Senior Subordinated Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Senior Subordinated Notes called for redemption shall be paid at the Redemption Price.

SECTION 3.05       Deposit of Redemption Price.
                   ----------------------------

          Prior to 10:00 AM, New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Senior Subordinated Notes to be redeemed on that date (other than Senior Subordinated Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price and accrued interest, if any, interest on the Senior Subordinated Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Senior Subordinated Notes are presented for payment.

SECTION 3.06       Senior Subordinated Notes Redeemed in Part.
                   -------------------------------------------

          Upon surrender of a Senior Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Senior Note or Senior Subordinated Notes equal in principal amount to the unredeemed portion of the Senior Note surrendered.

SECTION 3.07       Optional Redemption.
                   --------------------

          The Senior Subordinated Notes will be redeemable, at the option of the Company, in whole at any time or in part, at any time or from time to time, on and after the Issue Date, at a

Redemption Price equal to 101% of the principal amount thereof, plus, in each case, accrued interest thereon to the Redemption Date.

SECTION 3.08       Mandatory Purchase Upon Asset Sale.
                   -----------------------------------

          As more particularly described in Section 4.18 of this Indenture, the Senior Subordinated Notes shall be mandatorily purchased by the Company, in whole or in part, upon certain Asset Sales.

                                  ARTICLE FOUR
                                    COVENANTS

SECTION 4.01       Payment of Senior Subordinated Notes.
                   -------------------------------------

          (a) The Company shall punctually pay the principal of and interest on the Senior Subordinated Notes on the dates and in the manner provided in the Senior Subordinated Notes. An installment of principal of or interest on the Senior Subordinated Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or its Subsidiary or Affiliate) holds, prior to 10:00 AM New York City time, on that date U.S. Legal Tender designated for and sufficient to pay all principal, premium and interest then due.

          (b) The Company shall pay interest on overdue principal and interest on overdue installments of interest and premium, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Senior Subordinated Notes (after giving effect to any increase thereof pursuant to Section 4.04(a) or 4.20 hereof), plus 2.00% per annum.

SECTION 4.02       Maintenance of Office or Agency.
                   --------------------------------

          The Company shall maintain in New York, New York, the office or agency required under Section 2.03 hereof. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

SECTION 4.03       Limitation on Restricted Payments.
                   ----------------------------------

          The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, make any Restricted Payment.

SECTION 4.04       Minimum Net Worth.
                   ------------------

          (a) If the Company's Net Worth at the end of any fiscal quarter is equal to or less than the Minimum Net Worth, then, commencing on the date on which the Company shall give the Trustee written notice of any such deficiency, the Senior Subordinated Notes shall thereafter bear interest at the rate of 13% per annum. The Senior Subordinated Notes shall bear interest at such rate until the date (the "Deficiency Correction Date") on which the Company shall give the Trustee written notice that its Net Worth, calculated as of the end of the fiscal quarter immediately preceding, is greater than the Minimum Net Worth. The Trustee shall notify the Holders that it has received such a notice from the Company within 10 days after it receives such notice. Subject to
Section 4.01(b) and the first sentence of this paragraph, from and after the Deficiency Correction Date, the Senior Subordinated Notes shall bear interest at the rate specified therein. Any notice given to the Trustee pursuant to this paragraph shall be accompanied by an Officers' Certificate confirming the information set forth in such notice.

          (b) The Company shall give the Trustee notice that its Net Worth is equal to or less than the Minimum Net Worth at the end of any fiscal quarter in which its Net Worth is equal to or less than such amount if such quarter is one of the first three quarters of any fiscal year of the Company, within 45 days after the end of such quarter and, if such quarter is the fourth quarter of any fiscal year of the Company, within 90 days after the end of such fiscal year. The Trustee shall notify the Holders that it has received such a notice from the Company within 10 days after it receives such notice.

SECTION 4.05       Corporate Existence.
                   --------------------

          Except as otherwise provided by Article Five, the Company shall and shall cause its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such entity and the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right, license or franchise, and with respect to any of its Subsidiaries, any such right, license or franchise, or the corporate, partnership or other existence of such Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.06       Payment  of Taxes and  Other  Claims.
                   -------------------------------------

          The Company shall and shall cause its Subsidiaries to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or Properties of the Company or any of their Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the Property of the Company or any of its Subsidiaries; provided, however, that the Company and its Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.07       Maintenance  of Properties and Insurance.
                   -----------------------------------------

          (a) The Company shall cause all Properties used or useful to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in their judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such Properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that nothing in this Section 4.07 shall prevent the Company or any of its Subsidiaries from discontinuing the operation or maintenance of any of such Properties, or disposing of any of them, if such discontinuance or disposal would not be disadvantageous in any material respect to the Company and is either (i) in the ordinary course of business, or (ii) otherwise permitted by this Indenture.

          (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers, in such amounts, with such deductibles, and by such methods as shall be either
(i) consistent with past practices of the Company or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry.

SECTION 4.08       Compliance Certificate; Notice of Default.
                   ------------------------------------------

          (a) The Company and each Guarantor shall deliver to the Trustee within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, and within 120 days after the end of the last fiscal quarter of each such fiscal year, an Officers' Certificate, complying with
Section 314(a)(4) of the TIA, stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal quarter (or, in the case of the last fiscal quarter, the preceding fiscal year) has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company and its respective Subsidiaries during such preceding fiscal quarter (or year, as appropriate) has kept, observed, performed and fulfilled each and every such covenant and that no Default or Event of Default under this Indenture, or event of default under the Senior Secured Credit Facility or event of default under any other bond, debenture, note or other evidence of indebtedness of the Company or any of its Subsidiaries, or under any mortgage, Indenture or other instrument (as that term is used in Section 6.01(4) occurred during such quarter (or year, as appropriate) or, if such signers do know of such an occurrence, the certificate shall describe the occurrence and its status with particularity. The Officers' Certificate shall disclose the Company's Net Worth at the end of such fiscal quarter (or year, as appropriate) and shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Senior Subordinated Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof.

          (c) The Company shall and shall cause each of its Subsidiaries to deliver to the Trustee, forthwith upon becoming aware, and in any event within 5 days after the occurrence, of (i) any Default or Event of Default under this Indenture; (ii) any event of default under the Senior Secured Credit Facility or any event of default under any other bond, debenture, note or other evidence of Indebtedness of the Company or any of its Subsidiaries, or under any mortgage, indenture or other instrument (as that term is used in Section 6.01(4)); and
(iii) any decline in Net Worth such that the Net Worth is equal to or less than the Minimum Net Worth at the end of any fiscal quarter or any subsequent increase in Net Worth above such amount at the end of any fiscal quarter, an Officers' Certificate specifying with particularity such event.

SECTION 4.09       Compliance  with Laws.
                   ----------------------

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America and any other country in which the Company or any Subsidiary conducts business, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.10       Commission Reports.
                   -------------------

          Whether or not the Company is subject to Section 14 or 16(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 14 or 16(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the " Required Filing Dates") by which the Company would have been required to file them. The Company shall also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date, file with the Trustee copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company has filed or would have filed with the Commission pursuant to Section 14 or 16(d) of the Exchange Act, any successor provisions thereto or this covenant. The Trustee shall furnish copies of any such reports and other documents to any Holder upon such Holder's written request. The Company shall not be required to file any report with the Commission if the Commission does not permit such filing. The Company shall also comply with the other provisions of TIA Section 314(a).

SECTION 4.11       Waiver of Stay, Extension or Usury Laws.
                   ----------------------------------------

          Each of the Company and the Guarantors covenantshe extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive any of the Company or the Guarantors from paying all or any portion of the principal of or interest or premium on the Senior Subordinated Notes or the Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that each may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12       Limitation  on  Transactions with  Affiliates.
                   ----------------------------------------------

          (a) The Company shall not and shall not permit any of its Subsidiaries to (i) sell, lease, transfer, issue or otherwise dispose of any of its Properties or assets or securities to, (ii) purchase any Property, assets or securities from, (iii) make any Investment in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, an Affiliate of the Company or any of its Subsidiaries (an "Affiliate Transaction"), other than Affiliate Transactions permitted under the following paragraph, unless the Board of Directors of the Company, pursuant to a Board Resolution, reasonably and in good faith determines that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, and is on terms at least as favorable as might reasonably have been obtainable at such time from an unaffiliated party. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other Property with a fair market value in excess of $50,000, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.

          (b)      The provisions of the foregoing  paragraph shall not apply to
(i) reasonable and customary fees and compensation paid to, and indemnity (other than for fraud or intentional misrepresentation) provided on behalf of, officers, directors, employees or consultants of the Company or any of its Subsidiaries, as determined in good faith by the Board of Directors of the Company or any such Subsidiary or the senior management thereof, and (ii) transactions exclusively between or among the Company and any of its
Wholly-owned Subsidiaries that are Guarantors as of the Issue Date or exclusively between or among such Wholly-owned Subsidiaries that are Guarantors as of the Issue Date, provided such transactions are not otherwise prohibited by this Indenture.

SECTION 4.13       Limitation  onrrences of  Additional  Indebtedness.
                   ---------------------------------------------------

          (a) Except as set forth in this Section 4.13, the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or, directly or indirectly, guarantee the payment of any Indebtedness, except that the Company and its Subsidiaries may incur Indebtedness if at the time of such event and after giving effect thereto on a pro forma basis the Company's Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period (and calculated on the assumptions that (a) such Indebtedness had been incurred on the first day of such four-quarter period, (b) if applicable, the proceeds therefrom had been used to repay, on the first day of such four-quarter period, Indebtedness actually repaid with such proceeds, (c) in the case of acquisitions which occurred during such four-quarter period or subsequent to such four-quarter period and/or prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio on a pro forma basis, on the assumption that such transaction occurred on the first day of such four-quarter period, (d) in the case of the incurrence of any Indebtedness during such four-quarter period or subsequent to such four-quarter period and on or prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio on a pro forma basis, on the assumption that such transaction occurred on the first day of such four-quarter period, and (e) in the case of any disposition of assets during such four-quarter period (or subsequent to such four-quarter period and/or prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio) which would require pro forma financial information under applicable accounting rules of the Commission or which results in the assumption, repayment, defeasance or discharge of any Indebtedness, on the assumptions that such disposition had occurred on the first day of such four-quarter period with the appropriate adjustments with respect to such disposition being included in such pro forma calculation, and that any Indebtedness assumed, repaid, defeased or otherwise retired in connection with such disposition was also retired on such date), would have been at least equal to 2.0:1.0 if incurred during the period from the Issue Date through December 31, 2000 and 2.25:1.0 if incurred thereafter. For purposes of this Indenture, Indebtedness incurred by any Person that is not the Company or a Subsidiary, which Indebtedness is outstanding at the time such Person is acquired as a Subsidiary by, becomes, or is merged into or consolidated with, such Subsidiary or the Company, shall be deemed to have been incurred or issued, as the case may be, at the time such Person is acquired as a Subsidiary by, becomes, or is merged into or consolidated with, such Subsidiary or the Company.

          (b) (i) Notwithstanding Section 4.13(a), the Company and any of its Wholly-owned Subsidiaries that are Guarantors may incur Indebtedness pursuant to the Senior Secured Credit Facility in an aggregate principal amount at any time outstanding not to exceed $__________, subject to permanent reduction as provided in Section 4.18; and

               (ii) The Company shall promptly notify the Trustee in writing of any reduction, refunding or refinancing of the Senior Secured Credit Facility.

          (c) ______ Notwithstanding Section 4.13(a), the Company and its Subsidiaries may incur Indebtedness evidenced by the Senior Subordinated Notes and the Guarantee.

          (d)   Notwithstanding   Section   4.13(a),   the   Company  may  incur
Indebtedness to any Guarantor, to the extent permitted by Sections 4.03 and 4.12.

          (e)  Notwithstanding Section 4.13(a):

               (i) The Company may be liable for the Capitalized Lease Obligations and other Indebtedness outstanding on the Issue Date described on Exhibit B, subject to permanent reduction as provided in Section 4.18;


               (ii) The Company may be liable for the Indebtedness outstanding on the Issue Date described on Exhibit C; and

               (iii) The Company and its respective Wholly-owned Subsidiaries that are Guarantors may incur Indebtedness if such Indebtedness was incurred in connection with the grant of Liens of the type described in clause (xiii) of the definition of the term "Permitted Liens" and the transaction pursuant to which such Indebtedness was incurred, and the amount of such Indebtedness, satisfies and complies with all of the requirements of such clause (xiii).

SECTION 4.14       Limitation on Payment Restrictions Affecting Subsidiaries.
                   ----------------------------------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or suffer to exist, or allow to become effective any consensual Payment Restriction with respect to any of its Subsidiaries, except for (i) any such restrictions contained in (a) the Senior Secured Credit Facility and related documents as in effect on the Issue Date as any such payment restriction may apply to any present or future Subsidiary, (b) this Indenture, (c) secured Indebtedness otherwise permitted to be incurred or to remain outstanding pursuant to Sections 4.13 and 4.15 hereof and that limits the right of the debtor to dispose of the assets securing such Indebtedness;
(ii) customary provisions restricting subletting, transfer or assignment of any lease or agreement entered into by the Company or a Subsidiary or the assets (other than cash) subject thereto; (iii) customary pre-closing restrictions with respect to the Company or a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of the Company or such Subsidiary, which is not otherwise prohibited by this Indenture; and (iv) restrictions contained in Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clause (i) above or amendments to the Indebtedness referred to in clause (i) above; provided that the Payment Restrictions contained therein are not any more restrictive than those provided for in such Indebtedness being refinanced, refunded, extended or renewed.

SECTION 4.15       Limitation on Liens.
                   --------------------

          The Company shall not and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Liens upon any of their respective assets except for Permitted Liens.

SECTION 4.16       Restrictions on Sale and Ownership of Subsidiaries.
                   ---------------------------------------------------

          The Company shall not permit any of its Subsidiaries to issue any Capital Stock or Partnership Interest (other than to the Company or to a Wholly-owned Subsidiary that is a Guarantor as of the Issue Date) or permit any Person (other than the Company or a Wholly-owned Subsidiary that is a Guarantor as of the Issue Date) to own any Capital Stock or Partnership Interest of any Subsidiary of the Company, and the Company shall not, and shall not cause its Subsidiaries not to, own, acquire or permit to exist any Subsidiary that is not a Wholly-owned Subsidiary and a Guarantor, in each case other than
(i) a sale of 100% of the Capital Stock or Partnership Interests of a Subsidiary which is not otherwise prohibited by this Indenture, and (ii) any Subsidiary (A) formed after the Issue Date, (B) in which all Investments made or held by the Company and its Subsidiaries constitute Permitted Business Investments made pursuant to and in compliance with the definition of such term, and (C) the formation and capitalization of which does not cause or constitute a Default or Event of Default hereunder.

SECTION 4.17       Payments for Consent.
                   ---------------------

          Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Subordinated Notes unless such consideration is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.18       Limitation on Asset Sales.
                   --------------------------

          (a)      The  Company  will  not,  and  will  not  permit  any  of its
Subsidiaries to, consummate any Asset Sale unless (i) the Company or the applicable Subsidiary receives consideration at the time of such Asset Sale (the "Asset Sale Closing Date") at least equal to the Fair Market Value of the assets sold or otherwise disposed of or issued (as determined in good faith by the Board of Directors of the Company or, with respect to assets having a Fair Market Value in excess of $1 million, an Independent Financial Advisor) and at least 90% of the fair market value (as so determined) of the consideration so received by the Company or such Subsidiary is in the form of cash; provided, however, that the amount of (A) any liabilities of the Company or its Subsidiaries (other than liabilities owed to the Company, any of its Subsidiaries or any of their Affiliates) that are assumed by the transferee in any such transaction (as shown on the Company's or such Subsidiary's most recent balance sheet) pursuant to a customary novation agreement that releases the Company and its Subsidiaries from further liability and (B) any Cash Equivalents received by the Company or any Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash shall both be deemed to be cash, solely to the extent of the cash received in the case of (B), for purposes of this Section 4.18; and (ii) the Net Cash Proceeds received by the Company or such Subsidiary from such Asset Sale are applied in compliance with Section 4.18(b) hereof.

          (b) (i) If the Company or any of its Subsidiaries engages in an Asset Sale, the Company or such Subsidiary shall apply the Net Cash Proceeds thereof in the following order:

                         (A) first, toward the payment of the Indebtedness specified on Exhibit B; provided, however, that any such payment shall result in a permanent reduction in the maximum amount of Indebtedness permitted under Section 4.13(e)(i); and

                         (B) second, toward the payment of the Indebtedness under the Senior Secured Credit Facility; provided, however, that any such payment shall result in a permanent reduction of the Lender's commitment thereunder and a corresponding permanent reduction in the maximum amount of Indebtedness permitted under Section 4.13(b)(i).

                    (ii) _____ All Net Cash  Proceeds  not  applied  pursuant to
               Section 4.18(b)(i) ("Excess Proceeds") shall be delivered to the Trustee not later than 90 days after the applicable Asset Sale Closing Date, and shall be applied to the purchase of Senior Subordinated Notes pursuant to a Net Proceeds Purchase as set forth below. To the extent that any such Excess Proceeds remain after the application of the Net Cash Proceeds described in
               Section 4.18(b)(i), the Company shall purchase Senior Subordinated Notes as described in Section 4.18(c) (a "Net Proceeds Purchase") at a price equal to 101% of the aggregate principal amount thereof, plus accrued interest to the date of purchase, which shall in the aggregate equal the amount of Excess Proceeds required by this Section 4.18 to be made available to purchase Senior Subordinated Notes in a Net Proceeds Purchase.

               (c) Notice of a Net  Proceeds  Purchase  pursuant to this Section
4.18 shall be mailed, by first class mail, by the Company not more than 91 days after the relevant Asset Sale Closing Date to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall specify a Redemption Date chosen by the Company in compliance with the first sentence of
Section 3.03 and shall contain all instructions and materials necessary to enable such Holders to tender Senior Subordinated Notes pursuant to the Net Proceeds Purchase and shall state the terms required to be stated in a notice of redemption under Section 3.03.

               On or before the Redemption Date, the Company shall have deposited with the Paying Agent (to the extent not already held by the Paying Agent) U.S. Legal Tender equal to the Excess Proceeds of the Asset Sale. Following the Redemption Date, the Paying Agent shall promptly mail to the Holders of Senior Subordinated Notes payment in an amount equal to the purchase price. The Company will publicly announce the results of the Net Proceeds Purchase on or as soon as practicable after the Redemption Date. For purposes of this Section 4.18, the Trustee shall act as the Paying Agent.

               Notwithstanding the foregoing, the Company need not initiate a purchase offer under this Section 4.18 if the amount on deposit with the Trustee is less than $1,000,000, but shall instead hold such lesser amount in trust in an interest bearing account until the earlier of the next Redemption Date under this Section or the date upon which the Senior Subordinated Notes become due and payable. The Company, however, may not credit any such amounts held by the Trustee against any other provision of this Indenture.

               (d) If at any time any non-cash consideration received by the Company or any Subsidiary in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, or if cash dividends or interest or other cash payments are received with respect thereto, then such cash shall constitute Net Cash Proceeds for purposes of this covenant and shall be applied in accordance with Section 4.18(b) as if received in an Asset Sale occurring on the date any such cash is received.

SECTION 4.19       Guarantees by Subsidiaries.
                   ---------------------------

               The Company will cause each of its Subsidiaries, whether existing on the Issue Date or thereafter formed or acquired, other than Subsidiaries formed after the Issue Date pursuant to and in compliance with the requirements of Section 4.16(ii), to become a Guarantor by complying with the procedures set forth in Section 12.11 hereof and by executing and delivering a supplemental indenture evidencing such Subsidiary's Guarantee. Neither the Company nor any Guarantor shall be required to make a notation on the Senior Subordinated Notes to reflect any such subsequent Guarantee.

SECTION 4.20       Listing on  Securities Exchange.
                   --------------------------------

               The Company and the Guarantors shall exercise its reasonable best efforts to cause the Senior Subordinated Notes and the Guarantees to be listed for trading on a continuous basis commencing on the Issue Date on a recognized securities exchange or recognized automated quotation system. If the Senior Subordinated Notes and the Guarantees are not so listed for trading prior to May 1, 2000, then, commencing on such date, the Senior Subordinated Notes shall thereafter bear interest at the rate of 12 1/8% per annum. The Senior Subordinated Notes shall bear interest at such rate until the date (the "Listing Date") on which the Company and the Guarantors shall have caused the Senior Subordinated Notes and the Guarantees to be listed for trading on a continuous basis on a recognized securities exchange or recognized automated quotation system. Subject to Section 4.01(b), from and after the Listing Date, the Senior Subordinated Notes shall bear interest at the rate specified therein.

SECTION 4.21       Subsidiaries.
                   -------------

               Except as permitted by Section 4.16(ii), the Company shall not, and shall cause its Subsidiaries not to, own, acquire or permit to exist any Subsidiary which is not a Wholly-owned Subsidiary and a Guarantor.

SECTION 4.22       Prohibition on Company and Guarantors  Becoming an Investment
                   Company.
                   -------------------------------------------------------------

               None of the Company or the Guarantors shall become an "Investment Company" as defined in the Investment Company Act of 1940, as amended.

SECTION 4.23       Maintenance  Capital  Expenditures.

               The Company shall not, and shall cause its Subsidiaries not to, make Maintenance Capital Expenditures in any Yearly Period in an aggregate amount in excess of the corresponding limit for such Yearly Period as set forth in the second column below (or, in the case of a Yearly Period consisting of less than 365 days, a proportionally lower amount based upon the number of days in such Yearly Period); provided, however, that at the end of each calendar year the amounts set forth in the second column below for the following year shall be deemed to be (i) reduced in the event of one or more Asset Sales by the Company or its Subsidiaries by multiplying such number by a fraction, the numerator of which is equal to the Consolidated Assets of the Company on the last day of such calendar year, without considering the proceeds of the Asset Sales, and the denominator of which is equal to the Consolidated Assets of the Company on the last day of the immediately preceding calendar year, and (ii) increase in the event of one or more acquisitions by the Company or its Subsidiaries of tractors, trailers, vans or other equipment used by the Company or any of its Subsidiaries in the operation of the Trism Business by multiplying such number by a fraction, the numerator of which is equal to the Consolidated Assets of the Company on the last day of such calendar year and the denominator of which is equal to the Consolidated Assets of the Company on the last day of the immediately preceding calendar year:

                     YEARLY PERIOD               MAXIMUM MAINTENANCE
                        ENDING                   CAPITAL EXPENDITURES

                  December 31, 1999                  $_____________
                  December 31, 2000                  $_____________

                  December 31, 2001                  $_____________
                  December 31, 2002                  $_____________

                  December 31, 2003                  $_____________
                  Maturity Date                      $_____________

SECTION 4.24       Line of Business.
                   -----------------

               The Company will not, and will not permit any of its Subsidiaries to, engage as a material part of its business in any business other than the TRISM Business.

SECTION 4.25 Limitation on Issuance of Other Subordinated Indebtedness Senior to the Senior Subordinated Notes.
                   -------------------------------------------------------------

               The Company will not, and will not permit any Subsidiary to, create, incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness, other than the Senior Subordinated Notes and the Guarantees, that is, in the case of the Company, subordinate in right of payment to any Senior Indebtedness or, in the case of any Guarantor, subordinate in right of payment to any Guarantor Senior Indebtedness, unless such Indebtedness is permitted by Section 4.13 and expressly by its terms is also subordinate or ranks pari passu in right of payment to the Senior Subordinated Notes or the Guarantees, as the case may be.

SECTION 4.26       Limitation  of Guarantees  by  Subsidiaries.
                   --------------------------------------------

               The Company will not permit any Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Subsidiary unless (i) such assumption, guarantee or other liability is permitted by Section 4.13, (ii) each such Subsidiary which is not then a Guarantor simultaneously executes and delivers to the Trustee a guarantee in favor of the Trustee, substantially in the form of the Guarantee in Article Twelve (and, if requested by the Trustee, a supplemental indenture in form and substance reasonably satisfactory to the Trustee), providing for the guarantee of payment of the Senior Subordinated Notes by such Subsidiary and (iii) (a) if any such assumption, guarantee or other liability of such Subsidiary is provided in respect of Senior Indebtedness, the guarantee or other instrument provided by such Subsidiary in respect of such Senior Indebtedness may be superior to the Guarantee, pursuant to subordination provisions no less favorable than those contained in this Indenture and (b) if such assumption, guarantee or other liability of such Subsidiary is provided in respect of Subordinated Indebtedness, the guarantee or other instrument provided by such Subsidiary in respect of such Subordinated Indebtedness shall be subordinated to the Guarantee, pursuant to subordination provisions not less favorable than those contained in this Indenture.

               Notwithstanding the foregoing, any such Guarantee by a Subsidiary of the Senior Subordinated Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon any sale or other disposition (by merger or otherwise) to any Person which is not a Subsidiary or Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Subsidiary; provided, that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

                                  ARTICLE FIVE
                             SUCCESSOR CORPORATION

SECTION 5.01       Limitation on Merger, Etc.
                   --------------------------

               (a) Each of the Company, the Guarantors and their Subsidiaries shall not in a single transaction or through a series of related transactions,
(i) consolidate with or merge with or into any other Person, or transfer (by lease, license, assignment, sale or otherwise) all or substantially all of its Properties and assets as an entirety or substantially as an entirety to another Person or group of affiliated Persons or (ii) adopt a Plan of Liquidation.

               (b) Notwithstanding Section 5.01(a), the Company may consolidate with or merge with or into any other Person provided that:

                   (i) ______ the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (the Company or such other Person being hereinafter referred to as the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Senior Subordinated Notes and this Indenture;

                   (ii)  (A)  immediately   after  and  giving  effect  to  such
          transaction and the assumption of the obligations contemplated by clause (i) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, the Surviving Person shall have a Net Worth equal to or greater than the Net Worth of the Company immediately preceding the transaction, (B) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations contemplated by clause (i) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing, (C) immediately after and giving effect to such transaction and the assumption of the obligations contemplated by clause (i) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, all Guarantees of the Guarantors ______ remain in full force and effect and (D) immediately after and giving effect to such transaction and the assumption of the obligations contemplated by clause (i) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, the ratio of the Surviving Company's Consolidated Liabilities to the Surviving Company's Consolidated
          Assets shall be equal to or less than the ratio of the Company's Consolidated Liabilities to the Company's Consolidated Assets immediately prior to such transaction.

                   (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or adoption and such supplemental indenture comply with this Article Five, that the Surviving Person agrees to be bound hereby, that such supplemental indenture and this Indenture, as modified by such supplemental indenture, are enforceable against the Surviving Person and the Guarantors in accordance with ____ their respective terms, and that all conditions precedent herein provided relating to such transaction have been satisfied;

                   (iv) the Company shall have delivered to the Trustee a certificate from its independent certified public accountants stating that the Company has made the calculations required by clauses (ii)(A) and (D) above in accordance with the terms of this Indenture; and

                   (v) none of the Company, any Guarantor or any of their respective Subsidiaries or the Surviving Person would thereupon become obligated with respect to any Indebtedness (including acquired indebtedness) nor would any of its assets of Properties become subject to a Lien, unless such Person could incur such Indebtedness (including acquired indebtedness) or create such Lien under this Indenture (after giving effect to such Person being bound by all the terms of this Indenture)

               (c) Notwithstanding Section 5.01(a), a Wholly-owned Subsidiary of the Company may merge into the Company or another Wholly-owned Subsidiary of the Company that is a Guarantor and the Company need not preserve the existence of one or more Guarantors and their Subsidiaries as permitted under Section 4.05 of this Indenture.

                  (d) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the Properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of a Person shall be deemed to be the transfer of all or substantially all of the Properties and assets of a Person.

SECTION 5.02       Successor Corporation Substituted.

                   Upon any consolidation or merger, or any transfer of assets (including pursuant to a Plan of Liquidation) in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company or any Guarantor or Subsidiary is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Guarantor, as the case may be, under this Indenture (and shall execute a supplemental indenture to that effect in accordance with Section 12.11) with the same effect as if such successor Person had been named as the Company or Guarantor, as the case may be, herein; provided, however that the Company and Guarantors shall not be released from the obligations and covenants under this Indenture and the Senior Subordinated Notes.

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

SECTION 6.01       Events of Default.
                   ------------------

               An "Event of Default" occurs under this Indenture if:

                    (1) the  Company  defaults in the payment of interest on any
               Senior Subordinated Notes when the same becomes due and payable, and the Default continues for a period of 30 days;

                    (2) the Company  defaults in the payment of the principal of
               (or premium, if any, on) any Senior Note when the same becomes due and payable, at maturity, upon acceleration, redemption or otherwise (including the failure to purchase (or offer to purchase) Senior Subordinated Notes tendered pursuant to the requirements of Section 4.18);

                    (3) the  Company or any  Guarantor  fails to comply with any other agreement or covenant contained in the Senior Subordinated Notes, this Indenture or the Registration Rights Agreement, and the Default continues for the period and after the notice specified below;

                    (4) there shall be a default  under any bond,  debenture  or other evidence of Indebtedness of the Company or any Guarantor having an aggregate amount in excess of $1,000,000, or under any mortgage, security agreement, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any such Indebtedness, whether such Indebtedness now exists or shall hereafter be created, if such default either (A) results from the failure to pay principal or interest on any

               Indebtedness or (B) relates to an obligation other than the obligation to pay principal or interest on any Indebtedness and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity;

                    (5) any Guarantee required to be in full force and effect by the terms of this Indenture ceases to be in full force and effect or is declared null and void or otherwise not enforceable against any Guarantor in accordance with its terms, or any of the Guarantors repudiates its obligations under its Guarantee or denies that it has any further liability under the Guarantee or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture); or any Guarantor repudiates its obligations under its Guarantee of the Senior Subordinated Notes or if a final judicial determination is made that such Guarantee is not enforceable against any Guarantor in accordance with its terms;

                    (6) the Company or any  Guarantor  pursuant to or within the meaning of any Bankruptcy Law:

                         (a) admits in writing  its  inability  to pay its debts
                    generally as they become due;

                         (b) commences a voluntary case or proceeding;

                         (c) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding;

                         (d) consents to the appointment of a Custodian of it or
                    for all or substantially all of its property;

                         (e) consents to or acquiesces in the  institution  of a
                    bankruptcy or an insolvency proceeding against it;

                         (f) makes a general  assignment  for the benefit of its
                    creditors; or

                         (g) takes any  corporate  action to authorize or effect
                    any of the foregoing;

                    (7) a court of  competent  jurisdiction  enters a  judgment, decree or order under any Bankruptcy Law that is for relief against the Company or any Guarantor, in an involuntary case or proceeding which shall (A) approve a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Guarantor, (B) appoint a Custodian of the Company or any Guarantor, or for substantially all of its Property, or (C) order the winding-up or liquidation of its affairs, and in each case the judgment, order or decree remains unstayed and in effect for 60 days;

                    (8) any warrant of attachment is issued against any property of the Company or any Guarantor having a value of at least $1 million, which warrant is not released, stayed or bonded against within 60 days after service of process with respect thereto, or final judgments not covered by insurance (which insurance has been issued by a financially sound insurer that is not an
               Affiliate of the Company and that has not disclaimed or threatened to disclaim coverage) for the payment of money which in the aggregate at any one time exceeds $1 million shall be rendered against the Company or any Guarantor by a court of competent jurisdiction and shall remain undischarged for 60 days after judgment becomes final and nonappealable;

                    (9) any final  judgments or orders are rendered  against the
               Company, any Guarantor or any of their respective Subsidiaries which require the payment in money, either individually or in an aggregate amount, that is more than $1 million and not covered by insurance, which remain unstayed, undischarged or unbonded for a period of 60 days thereafter; or

                    (10) there  shall be any  failure to  procure  and  maintain property and liability insurance in accordance with the provisions of Section 4.07 continuing, in the case of failure to maintain such insurance, until the earlier of (y) 30 days after notice to the Company or any of its Subsidiaries or the Trustee of the lapse or cancellation of such insurance, and (z) the date such lapse or cancellation is effective as to the Trustee.

               A Default under clause (3) above (other than any Default under Sections 4.03, 4.04, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18, 4.19, 4.20, 4.21, 4.22,
4.23, 4.24, 4.25, 4.26 and 5.01, which Defaults shall be Events of Default with the notice specified in this paragraph but without the passage of time specified in this paragraph) or under clause (10) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Senior Subordinated Notes notify the Company and the Trustee, of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a ANotice of Default.@ Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Senior Subordinated Notes then outstanding. When a Default is cured, it ceases.

SECTION 6.02       Acceleration.
                   -------------

               If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Senior Subordinated Notes then outstanding may, by written notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare the aggregate principal amount of the Senior Subordinated Notes outstanding, together with accrued interest thereon to the date of payment, to be due and payable and, upon any such declaration, the same shall become and be due and payable; provided that so long as any Indebtedness is outstanding under the Senior Secured

Credit Facility,  such  declaration  shall not be effective until the earlier of
(i) five days after delivery of such declaration of acceleration of the Senior Subordinated Notes to the Senior Representative by the Trustee and (ii) the declaration of acceleration of the Indebtedness under the Senior Secured Credit Facility. If an Event of Default specified in Section 6.01(6) or (7) occurs with respect to the Company, all unpaid principal and accrued interest on the Senior Subordinated Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Upon payment of such principal amount, interest, and premium, if any, all of the Company=s obligations under the Senior Subordinated Notes and this Indenture, other than obligations under Section 7.07, shall terminate. The Holders of a majority in principal amount of the Senior Subordinated Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of the Senior Subordinated Notes which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and
(iv) the Company has paid or caused to be paid to the Trustee all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and all other amounts due to the Trustee under Section 7.07.

SECTION 6.03       Other Remedies.
                   ---------------

               If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or the Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including seeking recourse against any Guarantor pursuant to the terms of the Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, or to enforce any other proper remedy, subject however to Section 6.05. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

               The Trustee may maintain a proceeding even if it does not possess any of the Senior Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04      Waiver of Past Defaults.
                  ------------------------

                  Subject to Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Senior Subordinated Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Senior Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05      Control by Majority.
                  --------------------

               The Holders of a majority in principal amount of the outstanding Senior Subordinated Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06       Limitation on Suits.
                   --------------------

               Subject to Section 6.07, a Securityholder may not pursue any remedy with respect to this Indenture or the Senior Subordinated Notes unless:

                   (1) the Holder  gives to the Trustee  notice of a  continuing
               Event of Default;

                   (2) the Holder or Holders of at least 25% in principal amount of the outstanding Senior Subordinated Notes make a written request to the Trustee to pursue the remedy;

                   (3) such  Holder or Holders  offer to the  Trustee  indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                   (4) the Trustee  does not comply  with the request  within 60 days after receipt of the request and the offer of indemnity; and

                   (5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Senior Subordinated Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

               A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07       Rights of Holders to Receive Payment.
                   -------------------------------------

               Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Senior Note, on or after the respective due dates expressed in such Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08       Collection Suit by Trustee.
                   ---------------------------

               If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Senior Subordinated Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Senior Subordinated Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07.

SECTION 6.09       Trustee May File Proofs of Claim.
                   ---------------------------------

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Securityholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Senior Subordinated Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10       Priorities.
                   -----------

                  If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                   First: to the Trustee for amounts due under Section 7.07;

                   Second:  if the  Holders  are forced to proceed  against  the
               Company or any Guarantor directly without the Trustee, to Holders for their collection costs;

                   Third:  to Holders  for  amounts due and unpaid on the Senior
               Subordinated Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Subordinated Notes for principal, premium, if any, and interest, respectively; and

                   Fourth: to the Company or relevant Guarantor.

               The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

SECTION 6.11       Undertaking for Costs.
                   ----------------------

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys= fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Senior Subordinated Notes.

SECTION 6.12       Event of Default from Willful Action.
                   -------------------------------------

               In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Guarantor with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Subordinated Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

SECTION 6.13       Rights and Remedies Cumulative.
                   -------------------------------

               Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Senior Subordinated Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14       Delay or Omission Not Waiver.
                   -----------------------------

               No delay or omission of the Trustee or of any Holder to exercise any right or remedy arising upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Indenture, or by law to the Trustee or to the Holders may be exercised from time to time, and as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE SEVEN
                                     TRUSTEE

               The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms and conditions hereof.

SECTION 7.01      Duties of Trustee.
                  ------------------

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

               (b) Except during the continuance of an Event of Default:

                   (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

                   (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (i) This paragraph does not limit the effect of paragraph (b)
               of this Section 7.01; and

                   (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be entitled to the protection afforded by TIA Section 315(d)(3).

               (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

               (f) Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.02       Rights of Trustee.
                   ------------------

               Subject to Section 7.01:

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers= Certificate or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

               (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee=s conduct does not constitute willful misconduct or negligence;

               (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

               (g) Any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation;

               (h) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers= Certificate; and

               (i) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Senior Subordinated Notes unless either (1) a Trust Officer assigned to the Corporate Trust Department of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Senior Subordinated Notes.

SECTION 7.03       Individual Rights of Trustee.
                   -----------------------------

                   The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with the Company or any Guarantor, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04       Trustees Disclaimer.
                   --------------------

                   The Trustee makes no representation as to the validity or adequacy of this Indenture, the Senior Subordinated Notes or the Guarantee, it shall not be accountable for the Company=s use of the proceeds from the Senior Subordinated Notes, and it shall not be responsible for any statement in the Senior Subordinated Notes other than the Trustee=s certificate of authentication.

SECTION 7.05       Notice of Default.
                   ------------------

                   If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Senior Note, including the failure to make a Net Proceeds Purchase, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06       Reports by Trustee to Holders.
                   ------------------------------

                   Within 60 days after each May 15, beginning with May 15, 2000, the Trustee shall, to the extent that any of the events described in TIA
Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b)(2) and 313(c).

                   A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Senior Subordinated Notes are listed in accordance with TIA Section 313(d). The Company shall notify the Trustee if the Senior Subordinated Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07       Compensation and Indemnity.
                   ---------------------------

                   The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as agreed by the Trustee and the Company. The Trustee=s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee=s agents and counsel.

                   The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it except for such actions to the extent caused by any negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                   To secure the Company=s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Senior Subordinated Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of or interest on particular Senior Subordinated Notes.

                   When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6), (7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                   The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

                   The Trustee shall comply with the provisions TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08       Replacement of Trustee.
                   -----------------------

                   The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Senior Subordinated Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company=s consent. The Company may remove the Trustee if:

                   (1) the Trustee fails to comply with Section 7.10;

                   (2) the Trustee is adjudged a bankrupt or an insolvent;

                   (3) a receiver or other  public  officer  takes charge of the
               Trustee or its property; or

                   (4) the Trustee becomes incapable of acting.

                   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Senior Subordinated Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                   If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Senior Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                   If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                   Notwithstanding  replacement of the Trustee  pursuant to this
Section 7.08, the Company=s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09       Successor Trustee by Merger, Etc.
                   ---------------------------------

                   If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10       Eligibility; Disqualification.
                   ------------------------------

                   This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100 million (or be a member or subsidiary of a bank holding system with aggregate combined capital and surplus of at least $100 million) as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

SECTION 7.11       Preferential Collection of Claims Against the Company.
                   ------------------------------------------------------

                   The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE EIGHT
                                  SUBORDINATION

SECTION 8.01       Senior Subordinated Notes Subordinate to Senior Indebtedness.
                   -------------------------------------------------------------

                   The Company covenants and agrees, and each Holder of a Senior Subordinated Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Senior Subordinated Notes and the payment of the principal of, premium, if any, and interest on each and all of the Senior Subordinated Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full of all Senior Indebtedness.

                   This Article Eight shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

                   The provisions of this Article Eight shall not be applicable from and after the date of Legal Defeasance or Covenant Defeasance pursuant to Sections 10.02 or 10.03, respectively, of this Indenture.

SECTION 8.02       Payment Over of Proceeds Upon Dissolution, Etc.
                   -----------------------------------------------

                   In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event:

                   (1) the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, before the Holders of the Senior Subordinated Notes are entitled to receive any payment or distribution of any kind or character (other than in Permitted Junior Securities) on account of principal of, premium, if any, or interest on the Senior Subordinated Notes; and

                   (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities) , by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                   (3) in the event that, notwithstanding the foregoing provisions of this Section 8.02, the Trustee or the Holder of any Senior Subordinated Notes shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal, premium, if any, and interest on the Senior Subordinated Notes before all Senior Indebtedness is paid in full or payment thereof provided for, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                   The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Five shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Five.

SECTION 8.03       Suspension of Payment When Senior Indebtedness in Default.
                   ----------------------------------------------------------

               (a) Unless Section 8.02 shall be applicable, upon (1) the occurrence of a Payment Default and (2) receipt by the Trustee from the Company or the holders of Senior Indebtedness of written notice of such occurrence, then no payment or distribution of any assets of the Company of any of any kind or character (excluding Permitted junior Securities) shall be made by the Company on account of principal of, or premium, if any, or interest on the Senior Subordinated Notes or on account of the purchase or redemption or other acquisition of the Senior Subordinated Notes unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior indebtedness shall have been discharged or paid in full or payment thereof provided for, after which the Company shall resume making any and all required payments in respect of the Senior Subordinated Notes, including any missed payments.

               (b) Unless Section 8.02 shall be applicable, upon (1) the occurrence of a Covenant Default and (2) receipt by the Trustee from the Senior Representative of written notice of such occurrence, no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) may be made by the Company on account of any principal of, premium, if any, or interest on the Senior Subordinated Notes or on account of the purchase or redemption or other acquisition of the Senior Subordinated Notes for a period (the APayment Blockage Period@) commencing on the date of receipt by the Trustee of such notice and ending on (subject to any blockage of payments that may then be in effect under subsection (a) of this Section 8.03) the earliest of (x) 179 days in the case of Indebtedness under the Senior Secured Credit Facility, and 119 days in the case of other Designated Senior Indebtedness, after the receipt of such written notice by the Trustee (provided the Designated Senior Indebtedness with respect to which such Covenant Default shall have occurred shall theretofore have not been accelerated), (y) the date on which such Covenant Default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full or payment thereof provided for or (z) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Designated Senior Indebtedness, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Senior Subordinated Notes, including any missed payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period may be commenced with respect to the Senior Subordinated Notes within any 365-day period and no Covenant Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice referred to in clause (2) hereof.

               (c) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Senior Subordinated Notes prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the Senior Representative or other representative of the holders of the Designated Senior Indebtedness or the holders of Senior Indebtedness, as applicable, or as a court of competent jurisdiction shall direct.

SECTION 8.04       Payment Permitted if No Default.
                   --------------------------------

               Nothing contained in this Article, elsewhere in this Indenture or in any of the Senior Subordinated Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 8.02 or under the conditions described in Section 8.03, from making payments at any time of principal of, premium, if any, or interest on the Senior Subordinated Notes.

SECTION 8.05       Subrogation to Rights of Holders of Senior Indebtedness.
                   --------------------------------------------------------

               Subject to the payment in full of all Senior Indebtedness, the Holders of the Senior Subordinated Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Senior Subordinated Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Senior Subordinated Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Senior Subordinated Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Senior Subordinated Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 8.06       Provisions Solely to Define Relative Rights.
                   --------------------------------------------

               The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Senior Subordinated Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Senior Subordinated Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Senior Subordinated Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Senior Subordinated Notes the principal of, premium, if any, and interest on the Senior Subordinated Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Senior Subordinated Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Senior Subordinated Notes from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 8.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 8.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 8.03(c).

SECTION 8.07       Trustee to Effectuate Subordination Provisions.
                   -----------------------------------------------

                  Each Holder of a Senior Subordinated Notes by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the

Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

SECTION 8.08       No Waiver of Subordination Provisions.
                   --------------------------------------

               (a) No right of any present or future holder of any Senior indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such Holder may have or be otherwise charged with.

               (b) Without limiting the generality of Subsection (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Senior Subordinated Notes, without incurring responsibility to the Holders of the Senior Subordinated Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Senior Subordinated Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Senior Subordinated Notes to take any action to accelerate the maturity of the Senior Subordinated Notes pursuant to Article Six of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

SECTION 8.09       Notice to Trustee.
                   ------------------

               (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Senior Subordinated Notes. Notwithstanding the provisions of this Article or any provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Senior Subordinated Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose
(including, without limitation, the payment of the principal of, premium, if any, or interest on any Senior Subordinated Notes), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers= Certificate to such effect.

               (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.10       Reliance  on Judicial  Order or  Certificate  of  Liquidating
                   Agent.
                   -------------------------------------------------------------

               Upon  any  payment  or  distribution  of  assets  of the  Company referred to in this Article, the Trustee and the Holders of the Senior Subordinated Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating Trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Senior Subordinated Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

SECTION 8.11 Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee=s Rights.
                   -------------------------------------------------------------

               The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this is Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 8.12       Article Applicable to Paying Agents.
                   ------------------------------------

               In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term ATrustee@ as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 8.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 8.13       No Suspension of Remedies.
                   --------------------------

               Nothing contained in this Article shall limit the right of the Trustee or the Holders of Senior Subordinated Notes to take any action to accelerate the maturity of the Senior Subordinated Notes pursuant to Article Six of this Indenture or to pursue any rights or remedies hereunder or under applicable law, succeed to the rights, if any, under this Article of the Holders, from time to time, of Senior Indebtedness.

SECTION 8.14       Trustees Relation to Senior Indebtedness.
                   -----------------------------------------

               With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

                                  ARTICLE NINE
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 9.01       Option to Effect Legal Defeasance or Covenant Defeasance.
                   ---------------------------------------------------------

               The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 9.02 or 9.03 hereof be applied to all outstanding Senior Subordinated Notes upon compliance with the conditions set forth below in this Article Nine.

SECTION 9.02       Legal Defeasance and Discharge.
                   -------------------------------

               Upon the Company's exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Subordinated Notes on the date the conditions set forth below are satisfied (hereinafter, ALegal Defeasance@). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Subordinated Notes, which shall thereafter be deemed to be outstanding only for the purposes of Section 9.05 and the other Sections of this Indenture referred to in (i) through (iv) below, and to have satisfied all its other obligations under such Senior Subordinated Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of holders of such outstanding Senior Subordinated Notes to receive, solely from the trust fund described in Section 9.05, payments in respect of the principal of, premium, if any, and interest on such Senior Subordinated Notes when such payments are due, (ii) the Company=s obligations with respect to the Senior Subordinated Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trust, duties and immunities of the Trustee, and the Company=s obligations in connection therewith and (iv) this Article Nine. Subject to compliance with this Article Nine, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section
9.03 hereof.

SECTION 9.03       Covenant Defeasance.
                   --------------------

               Upon the Company's exercise under Section 9.01 hereof of the option applicable to this Section 9.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26 and
Sections 5.01(b)(ii)(A) and 5.01(b)(ii)(D) hereof, and the provisions of Articles Five Eight and Twelve shall not apply, with respect to the outstanding Senior Subordinated Notes on and after the date the conditions set forth below are satisfied (hereinafter, ACovenant Defeasance@), and the Senior Subordinated Notes shall thereafter be deemed not Aoutstanding@ for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Aoutstanding@ for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Senior Subordinated Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Subordinated Notes shall be unaffected thereby.

SECTION 9.04       Conditions to Legal or Covenant Defeasance.
                   -------------------------------------------

               The following shall be the conditions to the application of either Section 9.02 or 8.03 hereof to the outstanding Senior Subordinated Notes:

               In  order  to  exercise  either  Legal   Defeasance  or  Covenant
Defeasance:

               (a) the Company must irrevocably deposit with the Trustee or Paying Agent, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations which, through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date for any payment, money in an amount, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the Senior Subordinated Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the Senior Subordinated Notes;

               (b) in the case of an election under Section 9.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Subordinated Notes pursuant to this Article Nine concurrently with such incurrence) or insofar as Sections 6.01(6) and 6.01(7) hereof are concerned, shall have occurred at any time in the period ending on the 91st day after the date of such deposit;

               (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture, or a default under the Senior Indebtedness or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the trust funds established pursuant to this Article will not be subject to any rights of holders of Senior Indebtedness, including, without limitations, those arising under Article Eight of this Indenture, and to the effect that after the 91st day following the deposit, such trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors= rights generally;

               (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

               (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

               (i) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming for the purpose of this clause (i) that all Senior Subordinated Notes are in default within the meaning of the TIA); and

               (j) such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such act or exempt from registration thereunder.

SECTION 9.05 Deposited U.S. Legal Tender and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.
                   -------------------------------------------------------------

               Subject to Section 9.06 hereof, all U.S. Legal Tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the ATrustee@) pursuant to Section 9.04 hereof in respect of the outstanding Senior Subordinated Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of such Senior Subordinated Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such U.S. Legal Tender and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Subordinated Notes.

               Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company=s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06       Repayment to the Company.
                   -------------------------

               Any U.S. Legal Tender or U.S. Government Obligations deposited with the Trustee or any Paying Agent, in trust for the payment of the principal of, premium, if any, or interest on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 9.07       Reinstatement.
                   --------------

               If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 9.02 or 9.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company=s obligations under this Indenture and the Senior Subordinated Notes, and the Guarantors= obligations under this Indenture and the Guarantee, shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with Section 9.02 or 9.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Subordinated Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent after payment in full of the Senior Subordinated Notes.

                                   ARTICLE TEN
                       AMENDMENTS, SUPPLEMENTS AND WAIVER

SECTION 10.01      Without Consent of Holders of Senior Subordinated Notes.
                   --------------------------------------------------------

               Notwithstanding Section 10.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Senior Subordinated Notes without the consent of any Holder of a Senior Note:

               (a) to evidence the succession of another Person to the Company and the Guarantors and the assumption by such successor of the covenants and Obligations of the Company under this Indenture and contained in the Senior Subordinated Notes and of the Guarantors contained in this Indenture and the Guarantees;

               (b) to add to the covenants of the Company, for the benefit of Holders, or to surrender any right or power conferred upon the Company or the Guarantors by this Indenture;

               (c)      to add any additional Events of Default;

               (d) to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes;

               (e)      to  evidence   and  provide   for  the   acceptance   of
appointment under this Indenture by the successor Trustee;

               (f) to secure the Senior Subordinated Notes and/or the Guarantees;

               (g) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision herein or to add any other provisions with respect to matters or questions arising under this Indenture, provided that such actions will not materially and adversely affect the interests of Holders;

               (h) to add or release any Guarantor pursuant to the terms of this Indenture; or

               (i) to comply with the requirements of the Commission to effect or maintain the qualification of the Indenture under the TIA.

               Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 10.07 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.02      With Consent of Holders of Senior Subordinated Notes.
                   -----------------------------------------------------

               Except as provided below in this Section 10.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture and the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding, and, subject to Sections 7.04 and 7.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or, interest on the Senior Subordinated Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes.

               Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Subordinated Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.07 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee=s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

               It shall not be necessary for the consent of the Holders of Senior Subordinated Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Senior Subordinated Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 7.04 and 7.07 hereof, the Holders of a majority in aggregate principal amount of the Senior
Subordinated Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Senior Subordinated Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Subordinated Notes held by a non-consenting Holder):

               (a) reduce the principal amount of Senior Subordinated Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Senior Subordinated Notes;

               (b) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of Senior Subordinated Notes pursuant to Article Three of this Indenture or alter the provisions, including the purchase price payable, with respect to repurchases of the Senior Subordinated Notes pursuant to Section 4.18 hereof;

               (c) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Note;

               (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Subordinated Notes or that resulted from a failure to comply with Section 4.18 hereof (except a rescission of acceleration of the Senior Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration);

               (e) make the principal of, or the interest on, any Senior Note payable in any manner other than that stated in this Indenture and the Senior Subordinated Notes on the Issue Date;

               (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Subordinated Notes to receive payments of principal of or interest on the Senior Subordinated Notes;

               (g)      waive a  redemption  payment  with respect to any Senior
Note;

               (h) alter the ranking of the Senior Subordinated Notes relative to other Indebtedness of the Company or the Guarantors;

               (i) make any change in the amendment and waiver provisions of this Indenture or the Senior Subordinated Notes;

               (j) impair the right of any Holder to receive payment of principal of and interest on such Holder=s Senior Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder=s Senior Subordinated Notes;

               (k) release any Guarantor from its Guarantee, except as provided herein; or

               (l) make any change in Sections 7.04 or 7.07 or modify any of the provisions of this Section 10.02 (except to increase any percentage set forth herein).

               Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Subordinated Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.07 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

               It shall not be necessary for the consent of the Holders of Senior Subordinated Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 10.03      Effect of Supplemental Indentures.
                   ----------------------------------

               Upon the  execution  of any  supplemental  indenture  under  this
Article Ten, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Subordinated Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. After a supplemental indenture becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 10.04      Compliance with TIA.
                   --------------------

                   Every amendment, waiver or supplement of this Indenture or the Senior Subordinated Notes shall comply with the TIA.

SECTION 10.05      Revocation and Effect of Consents.
                   ----------------------------------

                   Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder=s Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder may revoke the consent as to his Senior Note or portion of his Senior Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers= Certificate certifying that the Holders of the requisite principal amount of Senior Subordinated Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                   The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                   After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (l) of Section 10.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Senior Note who has consented to it, and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder=s Senior Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Senior Note, on or after the respective due dates expressed in such Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 10.06      Notation on or Exchange of Senior Subordinated Notes.
                   -----------------------------------------------------

                   If an amendment, supplement or waiver changes the terms of a Senior Note, the Trustee may require the Holder of the Senior Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Senior Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Senior Note shall issue and the Trustee shall authenticate a new Senior Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

SECTION 10.07      Trustee to Sign Supplemental Indentures.
                   ----------------------------------------

                   The Trustee shall sign any supplemental Indenture authorized pursuant to this Article Ten if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor a Guarantor may sign a supplemental Indenture until the Board of Directors of such Person approves it. In executing any supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 10.01 or 10.02, an Officers= Certificate and an Opinion of Counsel stating that:

                   (a) such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied;

                   (b) the Company and the Guarantors have all necessary corporate power and authority to execute and deliver the supplemental indenture and that the execution, delivery and performance of such supplemental indenture has been duly authorized by all necessary corporate action of the Company and the Guarantors;

                   (c) the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Indenture, (ii) the charter documents and by-laws of the Company or any Guarantor, or (iii) any material agreement or instrument to which the Company or any Guarantor is subject and of which such counsel is aware;

                   (d) to the knowledge of legal counsel writing such Opinion of Counsel, the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of any of the terms, conditions or provisions of (i) any law or regulation applicable to the Company or any Guarantor, or (ii) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or any Guarantor;

                   (e) such supplemental indenture has been duly and validly executed and delivered by the Company and the Guarantors, and this Indenture together with such supplemental indenture constitutes a legal, valid and binding obligations of the Company and the Guarantors enforceable against the Company and the Guarantors, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors= rights generally and general equitable principles (whether considered in a proceeding at law or in equity); and

                   (f)  this   Indenture   together   with  such   amendment  or
supplement complies with the TIA.

                                 ARTICLE ELEVEN
                           MEETINGS OF SECURITYHOLDERS

SECTION 11.01      Purposes for Which Meetings May Be Called.
                   ------------------------------------------

               A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article Eleven for any of the following purposes:

               (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Six;

               (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

               (c)      to  consent  to  an  amendment,   supplement  or  waiver
pursuant to the provisions of Section 10.02; or

               (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Senior Subordinated Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

SECTION 11.02      Manner of Calling Meetings.
                   ---------------------------

               The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 11.01, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

               Any meeting of Securityholders shall be valid without notice if the Holders of all Senior Subordinated Notes then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Senior Subordinated Notes outstanding, and if the Company, the Guarantors and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION 11.03      Call of Meetings by the Company or Holders.
                   -------------------------------------------

               In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Senior Subordinated Notes then outstanding shall have requested the Trustee to call a meeting of Securityholders to take any action specified in Section 11.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Senior Subordinated Notes in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in
Section 11.02.

SECTION 11.04      Who May Attend and Vote at Meetings.
                   ------------------------------------

               To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a registered Holder of one or more Senior Subordinated Notes, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Senior Subordinated Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Guarantors and their respective counsel.

SECTION 11.05 Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.
                   -------------------------------------------------------------

               Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Securityholders, in regard to proof of the holding of Senior Subordinated Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Senior Subordinated Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Senior Subordinated Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

               The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 11.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Senior Subordinated Notes represented at the meeting and entitled to vote.

               At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Senior Subordinated Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Senior Subordinated Notes challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairman of the meeting shall have no right to vote other than by virtue of Senior Subordinated Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 11.02 or Section 11.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 11.06      Voting at the Meeting and Record to Be Kept.
                   --------------------------------------------

               The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Senior Subordinated Notes or of their representatives by proxy and the principal amount of the Senior Subordinated Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who cast proxies at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of the Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 11.02 or published as provided in
Section 11.03. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

               Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 11.07 Exercise of Rights of Trustee or Securityholders May Not Be Hindered or Delayed by Call of Meeting.
                   -------------------------------------------------------------

               Nothing contained in this Article Eleven shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Senior Subordinated Notes.

                                 ARTICLE TWELVE
                     GUARANTEE OF SENIOR SUBORDINATED NOTES

SECTION 12.01      Unconditional Guarantee.
                   ------------------------

               (a)      Each  Guarantor  hereby  unconditionally,   jointly  and
severally, guarantees as a primary obligor and not as a surety (such guarantee to be referred to herein as the AGuarantee@) to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Senior Subordinated Notes and the obligations of the Company hereunder or thereunder, including that: (i) the principal of and premium, if any, and interest on the Senior Subordinated Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest to the extent lawful, of the Senior Subordinated Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder (including, without limitation, all redemption obligations under Section 3.07 and all purchase obligations under Section 4.18) will be promptly paid in full or performed all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Senior Subordinated Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, to the limitations set forth in Section 12.05. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Subordinated Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Subordinated Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Senior Subordinated Notes, this Indenture and this Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

               (b) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Securityholder or the Trustee held for payment of the Guarantees.

               (c) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys= fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Article Twelve.

SECTION 12.02      Seniority of Guarantee.
                   -----------------------

               The  obligations  of each  Guarantor  to the  Holders  of  Senior
Subordinated Notes and to the Trustee pursuant to the Guarantee and this Indenture are expressly senior unsecured obligations of such Guarantor.

SECTION 12.03      Severability.
                   -------------

               In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.04      Release of a Guarantor.
                   -----------------------

               If no Default or Event of Default exists or would exist under this Indenture upon the sale or disposition (or the sale or disposition of substantially all of the assets) of a Guarantor to a Person which is not a Subsidiary of the Company, which sale or disposition is otherwise in compliance with the terms of this Indenture, including, without limitation, Section 4.18, such Guarantor shall be deemed released from all its obligations under this Article Twelve and its Guarantee without any further action required on the part of the Trustee or any Holder. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Opinion of Counsel and an Officers= Certificate certifying as to the compliance with this Section 12.04. Any Guarantor not so released remains liable for the full amount of principal of and premium, if any, and interest on the Senior Subordinated Notes and other obligations as provided in this Article Twelve.

SECTION 12.05      Limitation of Guarantor=s Liability.
                   ------------------------------------

               Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 12.07, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent conveyance or fraudulent transfer under any applicable Bankruptcy Law or not otherwise being void, voidable or unenforceable under any applicable Bankruptcy Law.

SECTION 12.06      Guarantors May Consolidate, etc., on Certain Terms.
                   ---------------------------------------------------

               Nothing contained in this Indenture or in any of the Senior Subordinated Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Person that is a Guarantor as of the Issue Date or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Person that is a Guarantor as of the Issue Date.

               (b) Except as set forth in Articles Four and Five hereof, nothing contained in this Indenture or in any of the Senior Subordinated Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Person that is a Guarantor as of the Issue Date (whether or not affiliated with such Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company or another Person that is a Guarantor as of the Issue Date (whether or not affiliated with such Guarantor); provided, however, that, subject to Sections 12.04 and 12.06(a), (i) such transaction does not violate any covenants set forth in Articles Four and Five hereof, (ii) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, (iii) upon any such consolidation, merger, sale or conveyance, the Guarantee set forth in this Article Twelve, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person formed by such consolidation, or into which the Guarantor shall have merged, or by the Person that shall have acquired such property, and
(iv) the Company shall have delivered to the Trustee an officers= Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or conveyance and such indenture comply with this Indenture, that the Person formed by or surviving such transaction agrees to be bound hereby, and that all conditions precedent herein provided to such transaction have been satisfied. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

SECTION 12.07      Contribution.
                   -------------

               In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a AFunding Guarantor@) under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company=s obligations with respect to the Senior Subordinated Notes or any other Guarantor=s obligations with respect to the Guarantee.

SECTION 12.08      Waiver of Subrogation.
                   ----------------------

               Each  Guarantor  hereby  irrevocably  waives  any  claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor=s obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Senior Subordinated Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Senior Subordinated Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Senior Subordinated Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Senior Subordinated Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.08 is knowingly made in contemplation of such benefits.

SECTION 12.09      Subordination of Guarantee.
                   ---------------------------

               Each Guarantor covenants and agrees, and each Holder of a Senior Subordinated Note, by his acceptance thereof, likewise covenants and agrees that the Guarantee in Section 12.01 hereof is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor, in the same manner and to the same extent as the Senior Subordinated Notes are subordinated to Senior Indebtedness pursuant to Article Eight hereof; provided, however, that the Indebtedness of each Guarantor represented by the Guarantee in Section 12.01 shall in all respects rank prior to all existing and future Indebtedness of such Guarantor that is subordinated to Guarantor Senior Indebtedness, or to any guarantee of Senior Indebtedness.

SECTION 12.10      Execution of Guarantee.
                   -----------------------

               To evidence  the  Guarantee to the  Securityholders  specified in
Section 12.01, the Guarantors hereby agree to execute the notation of guarantee in substantially the form of Exhibit A recited to be endorsed on each Senior Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Guarantee. Each such notation of guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such notation of guarantee prior to the authentication of the Senior Note on which it is endorsed, and the delivery of such Senior Note on which it is endorsed, and the delivery of such Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such notation of guarantee on behalf of such Guarantor. Such signatures upon the notation of guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the notation of guarantee, and in case any such officer who shall have signed the notation of guarantee shall cease to be such officer before the Senior Note on which such notation of guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Senior Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the notation of guarantee had not ceased to be such officer of the Guarantor.

SECTION 12.11      Guarantee Unconditional, Etc.
                   -----------------------------

               Upon failure of payment when due of any obligations covered by the Guarantee for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: the recovery of any judgment against the Company or any Guarantor; any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Senior Note, by operation of law or otherwise; any modification or amendment of or supplement to this Indenture or any Senior Note; any change in the corporate existence, structure or ownership of the Company or any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or any Guarantor or any of their assets or any resulting release or discharge of any obligation of the Company or any Guarantor contained in this Indenture or any Senior Note; the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Company, any Guarantor, the Trustee, any Securityholder or any other Person, whether in connection herewith or any unrelated transactions, provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Senior Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal, premium, if any, or interest or any Senior Note or any other Guarantee; or any other act or omission to act or delay of any kind by the Company or any Guarantor, the Trustee, any Securityholder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors= obligations hereunder. Each Guarantor=s obligations hereunder shall remain in full force and effect until this Indenture shall have terminated and the principal of and interest on the Senior Subordinated Notes and all other Guarantees shall have been paid in full. If at any time any payment of the principal of or interest on any Senior Subordinated Notes or any other payment in respect of any Guarantees is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor=s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article Twelve, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof.

SECTION 12.12      Additional Guarantors.
                   ----------------------

               Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and that such supplemental indenture, and this Indenture as so supplemented, each constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors= rights and equitable principles as may be acceptable to the Trustee in its discretion). The Guarantee of each Person described in this Section 12.12 shall apply to all Senior Subordinated Notes theretofore or thereafter executed and delivered, notwithstanding any failure of such Senior Subordinated Notes to contain a notation of such Guarantee thereon.

SECTION 12.13      Waiver of Stay, Extension or Usury Laws.
                   ----------------------------------------

               Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee but will suffer and permit the execution of every such power as though no such law had been enacted.

                                ARTICLE THIRTEEN
                                  MISCELLANEOUS

SECTION 13.01      TIA Controls.
                   -------------

               If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by, or with another provision included in this Indenture by operation of, Sections 3.10 to 3.18, inclusive of the TIA, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that can be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 13.02      Notices.
                   --------

               Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answer-back received, or in the case of telecopy notice, when sent, or in the case of a nationally recognized overnight courier service, one business day after deposit with such nationally recognized overnight courier service, to the address set forth below or to such other address as may be designated by any party in a written notice to the other parties hereto:

                  IF TO THE COMPANY OR GUARANTORS:

                           TRISM, Inc.
                           4174 Jiles Road
                           Kennesaw, Georgia  30144
                           Attention:  James G. Overley
                           Facsimile:  (770) 795-4619

                  WITH, IN THE CASE OF ANY NOTICE UNDER ARTICLE SIX, A COPY TO:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York  10036
                           Attention:  Alan B. Hyman, Esq.
                           Facsimile:  (212) 969-2900

                  IF TO THE TRUSTEE:

                           _______________________________
                           _______________________________
                           Attention:  ___________________
                           Facsimile: ____________________

                  WITH A COPY TO:

                           ________________________________
                           ________________________________
                           Attention:  ____________________
                           Facsimile: _____________________

               Any notice or communication shall also be so mailed to any Person described in TIA Section 3.13(c), to the extent required by the TIA. Failure to mail notice or communication to a Holder or any defect in it shall not effect its sufficiently with respect to other Holders.

SECTION 13.03      Communications by Holders with Other Holders.
                   ---------------------------------------------

               Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Senior Subordinated

Notes. The Company, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 13.04      Certificate and Opinion as to Conditions Precedent.
                   ---------------------------------------------------

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company, upon request, shall furnish to the Trustee, to the extent required by this Indenture or the TIA:

               (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

               In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

               Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or such Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 13.05      Statements Required in a Certificate or Opinion.
                   ------------------------------------------------

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ' 314(a)(4)) shall comply with the provisions of TIA ' 314(e) and shall include:

              (a) a statement that the Persons making such certificate or opinion have read such covenant or condition;

              (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (c) a statement that, in the opinion of such Persons, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

              (d) a statement as to whether or not, in the opinion of such Persons, such condition or covenant has been satisfied.

SECTION 13.06      Acts of Holders.
                   ----------------

              (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage of Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, by the Company and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the AAct@ of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.01 and 7.02) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section.

              (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient, including the execution of such instrument or writing without more.

              (c) The ownership, principal amount and serial numbers of Senior Subordinated Notes held by any Person, and the date of holding the same, shall be proved by the most recent securityholder list made available to the Trustee pursuant to Section 2.05.

              (d)  If the  Company  shall  solicit  from the  Holders  of Senior
Subordinated Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Senior Subordinated Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Senior Subordinated Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become pursuant to the provisions of this Indenture not later than eleven months after the record date.

              (e) Except to the extent otherwise expressly provided in this Indenture, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Senior Note shall bind every future Holder of the same Senior Note and the Holder of every Senior Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Senior Note.

              (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action with regard to any particular Senior Note may do so with regard to all or any part of the principal amount of such Senior Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 13.07      Rules by Trustee and Agents.
                   ----------------------------

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of this Indenture or the TIA.

SECTION 13.08      Legal Holidays.
                   ---------------

               A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.09      Governing Law.
                   --------------

                  THIS INDENTURE AND THE SENIOR SUBORDINATED NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 13.10      Agent for  Service;  Submission  to  Jurisdiction;  Waiver of
                   Immunities.
                   -------------------------------------------------------------

               By the execution and delivery of this Indenture or any amendment or supplement hereto, each of the Company and the Guarantors (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System (the AProcess Agent@) currently located at 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, this Indenture, the Guarantees, or the Senior Subordinated Notes or brought under U.S. federal or state securities laws, which suit, action or proceeding may be instituted in any U.S. federal or state court located in The City of New York, New York, and acknowledges that the Process Agent has accepted such designation, (ii) irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding and irrevocably waives, to the fullest extent that it may effectively and lawfully do so, any obligation to the laying of venue of any such suit, action or proceeding and the defense of an inconvenient forum to the maintenance of any such suit action or proceeding in such court, and (iii) agrees that service of process upon the Process Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company and the Guarantors further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company may and shall (to the extent the Process Agent ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 13.10 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (a) counsel for the Company or (b) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this
Section 13.10. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder of a Senior Note, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and each Guarantor appointed and acting in accordance with this Section 13.10.

               To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, each of the Company and the Guarantors hereby irrevocably waives such immunity in respect of its Obligations under this Indenture, the Guarantees and the Senior Subordinated Notes, to the extent permitted by law.

SECTION 13.11      No Adverse Interpretation of Other Agreements.
                   ----------------------------------------------

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.12      No Recourse Against Others.
                   ---------------------------

               A director, officer, employee, stockholder or incorporator, as such, of the Company, or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Senior Subordinated Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Senior Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Senior Subordinated Notes.

SECTION 13.13      Successors.
                   -----------

               All agreements of the Company and each Guarantor in this Indenture and the Senior Subordinated Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.14      Counterpart Originals.
                   ----------------------

               All parties may sign any number of copies of this Indenture in separate counterparts. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.15      Severability.
                   -------------

               In case any one or more of the provisions in this Indenture or in the Senior Subordinated Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.16      Table of Contents, Headings, Etc.
                   ---------------------------------

               The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the date first written above.

Dated:             , 1999
       ------------
                                   TRISM, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------

                                                                   , as Trustee
                                   --------------------------------

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------

                                   TRISM SECURED TRANSPORTATION, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------

                                   TRISM HEAVY HAUL, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------

                                   TRISM MAINTENANCE SERVICES, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------

                                   MCGILL SPECIAL SERVICES, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------

                                   TRI-STATE MOTOR TRANSIT CO.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------

                                   TRISM SPECIALIZED CARRIERS, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------

                                   AERO BODY AND TRUCK EQUIPMENT, INC.

                                   By: _________________________________________
                                   Name:  ______________________________________
                                   Title:  _____________________________________

Attest:  ____________________

                                   TRI-STATE TRANSPORTATION SERVICES, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------

                                   TRISM SPECIAL SERVICES, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------

                                   DIABLO SYSTEMS, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------
                                   TRISM EASTERN, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------
                                   TRISM TRANSPORT, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------
                                   TRISM TRANSPORT SERVICES, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------

                                   TRANSPORTATION RECOVERY SYSTEMS, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------

                                   TRISM LOGISTICS, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------

                                   TRISM EQUIPMENT, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------

                                  Exhibit A

                              [FORM OF SENIOR NOTE]

                                   TRISM, INC.

                      12% Senior Subordinated Note Due 2004

No. ____________________                                   $____________________

                  TRISM, INC., a Delaware corporation ("Company", which term includes any successor corporation), for value received promises to pay to ___________________ or registered assigns, the principal sum of
_________________ Dollars, on _________, 2004 and to pay interest thereon in cash semiannually in arrears at the rate of 12% per annum on March 15 and September 15 of each year until the principal hereof is paid or made available for payment. Interest on this Senior Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 15, 1999. Payment of principal, premium, if any, and interest shall be made in the manner and subject to the terms set forth in provisions appearing on the reverse hereof, which provisions, in their entirety, shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Senior Note to be signed manually or by facsimile by its duly authorized officers.

Dated:  ______________________

Attest:                                                   TRISM, INC.

                                   By:
                                       -----------------------------------------
Name:                              Name:
       -----------------------            --------------------------------------
Title:                             Title:
        ----------------------             -------------------------------------

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Senior Subordinated Notes described in the within-mentioned Indenture.





                                        ----------------------------------------



                                       By:
                                            ------------------------------------
                                            Authorized Signatory

                                   TRISM, INC.

                      12% Senior Subordinated Note Due 2004

         1. Interest. TRISM, INC., a Delaware corporation (Athe Company@), promises to pay interest on the principal amount of this Senior Note at the rate per annum shown above. The interest rate is subject to adjustment in certain circumstances as described herein. The Company will pay interest in cash, semi-annually on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing March 15, 2000, to Holders of record on the immediately preceding ________ and ________ (each, a "Record Date"). Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 15, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal and interest on overdue installments of interest and premium, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Senior Subordinated Notes (after giving effect to any increase thereof as described in Section 4.04 or 4.20 of the Indenture) plus 2.00% per annum.

         2. Method of Payment. The Company shall pay interest on the Senior Subordinated Notes to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Senior Subordinated Notes are canceled on registration of transfer or registration of exchange after such Record Date. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (AU.S. Legal Tender@). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder=s registered address. This Senior Note is an obligation of the Company and shall be governed by, and entitled to the benefits of the Indenture (as such term is defined below) and shall be subject to the terms of the Indenture (including the guarantee provisions) and shall rank pari passu with and be subject to the same terms (including the rate of interest from time to time payable thereon) as the other Senior Subordinated Notes issued thereunder (except, as the case may be, with respect to the issuance date and aggregate principal amount).

         3. Subordination. The indebtedness evidenced by the Senior Subordinated Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Senior Subordinated Note is issued subject to such provisions. Each Holder of this Senior Subordinated Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose; provided, however, that the indebtedness evidenced by this Senior Subordinated Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Senior Subordinated Note referred to in Section 9.02 or 9.03 of the Indenture.

         4. Paying Agent and  Registrar.  Initially,  ____________________  (the
"Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

         5. Indenture and Guarantees. The Company issued the Senior Subordinated Notes under an Indenture, dated as of __________ __, 1999 (as amended or supplemented from time to time, the "Indenture"), among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections
77aaa-77bbbb) (the ATIA@), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Senior Subordinated Notes are subject to all such terms, and Holders of Senior Subordinated Notes are referred to the Indenture and the TIA for a statement of such terms. The Senior Subordinated Notes are senior unsecured obligations of the Company limited in aggregate principal amount to $30,000,000. Payment on each Senior Note is guaranteed on a senior unsecured basis, jointly and severally, by the Guarantors pursuant to Article Twelve of the Indenture.

         6. Optional Redemption. The Senior Subordinated Notes may be redeemed in whole, at any time, or from time to time in part, at the option of the Company, at a Redemption Price equal to 101% of the principal amount thereof, plus, in each case, accrued interest to the Redemption Date.

         7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Senior Subordinated Notes to be redeemed at such Holder=s registered address. Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part.

         Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Senior Subordinated Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Senior Subordinated Notes called for redemption will cease to bear interest and the only right of the Holders of such Senior Subordinated Notes will be to receive payment of the Redemption Price.

         8. Mandatory Repurchase. Subject to the provisions of Section 4.18 of the Indenture, the Company is required to apply the Net Cash Proceeds from certain Asset Sales to the mandatory purchase of the Senior Note, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

         9. Denominations; Transfer; Exchange. The Senior Subordinated Notes are in registered form, without coupons. A Holder shall register the transfer of or exchange Senior Subordinated Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Senior Subordinated Notes or portions thereof selected for redemption.

         10. Persons Deemed Owners. The registered Holder of a Senior Note shall be treated as the owner of it for all purposes.

         11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

         12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and premium, if any, and interest on the Senior Subordinated Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Senior Subordinated Notes (including the financial covenants, but excluding its obligation to pay the principal of and premium, if any, and interest on the Senior Subordinated Notes).

         13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Senior Subordinated Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Senior Subordinated Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes, provide for additional Guarantors pursuant to Section 4.19 of the Indenture or otherwise, provide for successors pursuant to Article Five or Section 12.06 of the Indenture, or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, provide for the appointment of a successor Trustee pursuant to Section 7.08 or make any other change that does not adversely affect the legal rights of any Holder of a Senior Note.

         14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, pay dividends to stockholders of the Company or make certain other restricted payments, incur additional Indebtedness or Liens, enter into transactions with Affiliates, make payments in respect of its Capital Stock and merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee regarding compliance with such limitations.

         15.  Successors.  When a successor  assumes all the  obligations of its
predecessor  under  the  Senior  Subordinated  Notes  and  the  Indenture,   the
predecessor will not be released from those obligations.

         16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Senior Subordinated Notes then outstanding may declare all the Senior Subordinated Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Senior Subordinated Notes may not enforce the Indenture or the Senior Subordinated Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Senior Subordinated Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or an Event of Default in payment of principal or interest on any Secured Note, including the failure to make a Net Proceeds Purchase) if it determines that withholding notice is in their interest.

         17. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with the Company, the Guarantors, or their respective Affiliates as if it were not the Trustee.

         18. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Senior Subordinated Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Senior Note by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Notes.

         19. Authentication. This Senior Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Senior Note.

         20. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Senior Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

         21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Senior Subordinated Notes as a convenience to the Holders of the Senior Subordinated Notes. No representation is made as to the accuracy of such numbers as printed on the Senior Subordinated Notes and reliance may be placed only on the other identification numbers printed hereon.

         The Company will furnish to any Holder of a Senior Note upon written request and without charge a copy of the Indenture. Requests may be made to:
TRISM, Inc., [__________________________________________].

                [Form of Notation on Note Relating to Guarantee]

                                    GUARANTEE

         Subject to the limitations set forth in the Indenture, the Guarantors (as defined in the Indenture referred to in this Senior Note and each hereinafter referred to as a AGuarantor,@ which term includes any successor or additional Guarantor under the Indenture) have jointly and severally, irrevocably and unconditionally guaranteed (a) the due and punctual payment of the principal of and premium, if any, and interest on the Senior Subordinated Notes, whether at maturity, by acceleration, call for redemption, upon an Asset Sale, purchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest on the Senior Subordinated Notes to the extent lawful, (c) the due and punctual performance of all other Obligations of the Company and the Guarantors to the Holders under the Indenture and the Senior Subordinated Notes and (d) in case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon an Asset Sale, purchase or otherwise.

         Capitalized terms used herein shall have the same meanings assigned to them in the Indenture unless otherwise indicated.

         Payment on each Senior Note is guaranteed, jointly and severally, by the Guarantors pursuant to Article Twelve of the Indenture and reference is made to such Indenture for the precise terms of the Guarantees.

         The Obligations of each Guarantor are limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations under the Indenture, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any applicable Bankruptcy Law or not otherwise being void, voidable or unenforceable under any applicable Bankruptcy Law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

         Certain of the Guarantors may be released from their Guarantees upon the terms and subject to the conditions provided in the Indenture.

         The Guarantee shall be binding upon each Guarantor listed below and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions in the Indenture.

                                        TRISM SECURED TRANSPORTATION, INC.
                                        TRISM HEAVY HAUL, INC.
                                        TRISM MAINTENANCE SERVICES, INC.
                                        MCGILL SPECIAL SERVICES, INC.
                                        TRI-STATE MOTOR TRANSIT CO.
                                        TRISM SPECIALIZED CARRIERS, INC.
                                        AERO BODY AND TRUCK EQUIPMENT, INC.
                                        TRI-STATE TRANSPORTATION SERVICES, INC.
                                        TRISM SPECIAL SERVICES, INC.
                                        DIABLO SYSTEMS, INC.
                                        TRISM EASTERN, INC.
                                        TRISM TRANSPORT, INC.
                                        TRISM TRANSPORT SERVICES, INC.
                                        TRANSPORTATION RECOVERY SYSTEMS, INC.
                                        TRISM LOGISTICS, INC.
                                        TRISM EQUIPMENT, INC.


                                   By:
                                       -----------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                           -------------------------------------

Attest:
         --------------------

                              [FORM OF ASSIGNMENT]


To assign this Senior Note, fill in the form below: I or we assign and transfer this Senior Note to

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)



Please insert Social Security or other identifying number of assignee

------------------------------------------------------------------------------

and irrevocably appoint _______________ agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.





Dated:
        ------------------------------
Signed:
        ------------------------------



--------------------------------------------------------------------------------
      (Sign exactly as your name appears on the front of this Senior Note)



Signature Guarantee:  ______________________________

         Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Senior
         Note is delivered other than to and in the name of the registered holder.

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Senior Note purchased by the Company pursuant to Section 4.18 of the Indenture, check the following box:
[__________]

               If you want to elect to have only part of this Senior Note purchased by the Company pursuant to Section 4.18 of the Indenture, state the amount: $___________________.



Dated:
        ------------------------------

Signed:
        ------------------------------



--------------------------------------------------------------------------------
      (Sign exactly as your name appears on the front of this Senior Note)




Signature Guarantee:
                      ------------------------------

         Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Senior
         Note is delivered other than to and in the name of the registered holder.